                                                                    EXHIBIT 99.6





















                                      LEASE

                                     Between

                              COLINAS CROSSING LP,
                         a Delaware limited partnership

                                    Landlord,

                                       And

                             i2 TECHNOLOGIES, INC.,
                             a Delaware corporation

                                     Tenant

                                TABLE OF CONTENTS


                                                                                                   PAGE
ARTICLE I                                                                                            1
         1.01.    INTRODUCTORY PROVISIONS AND DEFINITIONS                                            1

ARTICLE 2                                                                                            5
         2.01.    PREMISES                                                                           5
         2.02.    IMPROVEMENTS BY LANDLORD                                                           6
         2.03.    CONDITION OF PREMISES                                                              6
         2.04.    PREMISES CERTIFICATE                                                               6
         2.05     MANAGEMENT OFFICE                                                                  7

ARTICLE 3                                                                                            7
         3.01.    TERM                                                                               7
         3.02.    COMMENCEMENT CERTIFICATE                                                           7

ARTICLE 4                                                                                            7
         4.01.    BASE RENT                                                                          7
         4.02.    PAYMENT OF RENT                                                                    8
         4.03.    SECURITY DEPOSIT                                                                   9

ARTICLE 5                                                                                            10
         5.01.    OPERATING EXPENSE REIMBURSEMENT                                                    10
         5.02A.   OPERATING EXPENSES                                                                 12
         5.02B.   TENANT'S ELECTRICITY CHARGE                                                        16
         5.03.    PRORATION AND ADJUSTMENT OF OPERATING EXPENSES                                     17
         5.04     TAXES                                                                              18

ARTICLE 6                                                                                            19
         6.01.    USE                                                                                19

ARTICLE 7                                                                                            19
         7.01.    LANDLORD'S SERVICES                                                                19
         7.02.    INTENTIONALLY DELETED                                                              23
         7.03.    INTERRUPTION OF SERVICES                                                           23
         7.04.    KEYS AND LOCKS                                                                     24
         7.05.    GRAPHICS AND BUILDING DIRECTORY                                                    24
         7.06.    PROJECT NAME, IDENTITY AND SIGNS                                                   24
         7.07.    RISER SPACE                                                                        25
         7.08.    FIBER OPTIC CABLE CARRIERS                                                         25
         7.09.    COMMUNICATIONS EQUIPMENT                                                           26
         7.10.    ADDITIONAL HVAC COMPRESSORS                                                        26

ARTICLE 8                                                                                            26
         8.01.    ALTERATIONS                                                                        26
         8.02.    REMOVAL OF TRADE FIXTURES AND PERSONAL PROPERTY                                    27
         8.03.    REPAIRS BY LANDLORD                                                                28
         8.04.    REPAIRS BY TENANT                                                                  28

ARTICLE 9                                                                                            28
         9.01.    LANDLORD'S INSURANCE                                                               28
         9.02.    TENANT'S INSURANCE                                                                 29
         9.03.    WAIVER OF RECOVERY                                                                 29
         9.04.    INDEMNITY                                                                          30

ARTICLE 10                                                                                           30
         10.01.   CASUALTY                                                                           30
         10.02.   END OF TERM CASUALTY                                                               31

ARTICLE 11                                                                                           31
         11.01.   CONDEMNATION                                                                       31

ARTICLE 12                                                                                           33
         12.01.   ACCESS                                                                             33

ARTICLE 13                                                                                           33
         13.01.   SUBORDINATION                                                                      33
         13.02.   ATTORNMENT                                                                         33
         13.03.   QUIET ENJOYMENT                                                                    33

ARTICLE 14                                                                                           33
         14.01.   ASSIGNMENT                                                                         33
         14.02.   CONSENT                                                                            34
         14.03.   TRANSFER BY LANDLORD                                                               34

ARTICLE 15                                                                                           35
         15.01.   DEFAULT BY TENANT                                                                  35
         15.02.   RIGHTS UPON DEFAULT BY TENANT                                                      35
         15.03.   EXPENSE OF REPOSSESSION                                                            37
         15.04.   CUMULATIVE REMEDIES; WAIVER OR RELEASE                                             37
         15.05.   ATTORNEYS' FEES                                                                    37
         15.06.   FINANCIAL STATEMENTS                                                               37
         15.07.   NEGATION OF LIEN FOR RENT                                                          37
         15.08.   DEFAULT BY LANDLORD                                                                38

ARTICLE 16                                                                                           38
         16.01.   HAZARDOUS WASTE                                                                    38

ARTICLE 17                                                                                           40
         17.01.   SUBSTITUTE PREMISES                                                                40
         17.02.   ESTOPPEL LETTERS                                                                   40
         17.03.   HOLDOVER                                                                           40
         17.04.   NOTICE                                                                             40
         17.05.   RULES AND REGULATIONS                                                              41
         17.06.   LANDLORD'S LIABILITY                                                               41
         17.07.   AMERICANS WITH DISABILITIES ACT AND TEXAS
                  ARCHITECTURAL BARRIERS ACT                                                         41
         17.08.   AUTHORIZATION                                                                      41
         17.09.   BROKERS                                                                            41
         17.10    MEMORANDUM OF LEASE                                                                42
         17.11.   PARKING                                                                            42
         17.12.   TIME OF ESSENCE                                                                    42
         17.13.   ENTIRE AGREEMENT                                                                   42
         17.14.   AMENDMENT                                                                          42
         17.15.   SEVERABILITY                                                                       42
         17.16.   SUCCESSORS                                                                         42
         17.17.   CAPTIONS                                                                           42
         17.18.   NUMBER AND GENDER                                                                  42
         17.19.   GOVERNING LAW                                                                      42
         17.20.   CHANGES TO THE PROJECT                                                             42
         17.21.   NO PRESUMPTION AGAINST DRAFTER                                                     42
         17.22.   EXAMINATION OF LEASE                                                               43
         17.23.   DEFINED TERMS AND MARGINAL HEADINGS                                                43

         17.24.   NO REPRESENTATIONS                                                                 43
         17.25.   IMPROVEMENTS ON ADJACENT LAND                                                      43
         17.26.   SURVIVAL OF INDEMNITIES                                                            43
         17.27.   COMPETITORS OF TENANT                                                              43
         17.28.   RIGHT OF FIRST OFFER ON SALE                                                       43
         17.29.   ARBITRATION                                                                        44
         17.30.   INTENTIONALLY DELETED                                                              45
         17.31    TAX PROTESTS                                                                       45
         17.32    CONSENTS                                                                           45
         17.33    CCR AMENDMENTS                                                                     45
         17.34    MANAGEMENT                                                                         46
         17.35    DEFAULT INTEREST                                                                   46
         17.36    VACATING THE PREMISES                                                              46

                               EXHIBITS AND RIDERS

EXHIBIT "A"                    -FLOOR PLAN
                               -FIRST SPACE
                               -SECOND SPACE
                               -THIRD SPACE
EXHIBIT "B-1"                  -LEGAL DESCRIPTION OF LAND
EXHIBIT "B-2"                  -SITE PLAN
EXHIBIT "B-3"                  -ADJACENT LAND
EXHIBIT "C"                    -BUILDING RULES
EXHIBIT "D-1"                  -WORK LETTER
EXHIBIT "D-2"                  -BUILDING SHELL IMPROVEMENTS
EXHIBIT "E"                    -COMMENCEMENT CERTIFICATE
EXHIBIT "F"                    -PARKING GARAGE
EXHIBIT "G"                    -PREMISES CERTIFICATE
EXHIBIT "H"                    -JANITORIAL SPECIFICATIONS
EXHIBIT "I"                    -MEMORANDUM OF LEASE
EXHIBIT "J"                    -LETTER OF CREDIT
EXHIBIT "K"                    -SUBORDINATION, NON-DISTURBANCE AND
                                ATTORNMENT AGREEMENT
EXHIBIT "L-1"                  -BUILDING SIGN PARAMETERS
EXHIBIT "L-2"                  -CONTENT OF SIGNS
EXHIBIT "M"                    -CONTRACTOR/VENDOR RULES AND REGULATIONS
RIDER 1                        -EXTENSION OPTION

                             INDEX OF DEFINED TERMS

TERM                                                             PAGE
Actual Operating Expense Increase                                11
ADA                                                              41
Additional Electrical Equipment                                  22
Additional Rent                                                  10
Adjacent Land                                                    5
Agreement Period                                                 Rider 1
Base Operating Expense                                           10
Base Rent                                                        7
Base Rental Rate                                                 7
Base Year                                                        10
Basic Services Failure                                           23
Bidding Contractors                                              55
Brokers                                                          41
Building                                                         5
Building Operating Hours                                         20
Building Shell Improvements                                      59
Building Stairwells                                              54
Building Standard Rated Electrical Design Load                   21
Building Standard Services                                       19
CCR                                                              3
Commencement Date                                                56
Common Area                                                      4
Common Facilities                                                6
Communications Equipment                                         26
Complex                                                          5
Construction Contract                                            55
Construction Costs                                               63
Construction Manager                                             55
Construction Plans                                               54
Cost Savings Improvements                                        13
Credit Assignee                                                  34
Deck                                                             63
Default                                                          35
Default   Interest Rate                                          46
Delivery Punch List Items                                        6
Development Agreement                                            8
Director                                                         44
Effective Date                                                   1
Environmental Law                                                38
Estimated Operating Expense Increase                             11
Estimated Tenant's Tax Obligation                                18
Exercise Notice                                                  43
Extension Option                                                 Rider 1
Extension Term                                                   Rider 1
Finish Allowance                                                 55
Finish Work                                                      55
First Class Building Standards                                   17
First Space                                                      2
Geographical Market                                              3
Hazardous Substances                                             38
Holidays                                                         20
Land                                                             5
Landlord                                                         1
Landlord Delay                                                   56
Lease                                                            61
Lease Year                                                       8

Letter of Credit                                                 9
Liens                                                            27
Major Portion                                                    56
Material Default                                                 Rider 1
NEC                                                              21
Net Worth Reduction                                              9
Non-Removable Improvements                                       28
Notice Parties                                                   38
Operating Expense                                                12
Operating Expenses                                               12
Parking Facilities                                               5
Parking Garage                                                   5
Parking Spaces                                                   62
Premises                                                         5
Premises Share of Taxes                                          18
Primary Term                                                     7
Prime Rate                                                       46
Pro-Rata Reduction                                               9
Project                                                          5
Project Signs                                                    25
Quarterly Assessments                                            13
Rebate Agreement                                                 18
Rent                                                             8
Rentable Area                                                    2
Rental Commencement Date                                         56
Rental Commencement Punch List Items                             6
Required Capital Improvements                                    13
ROFO                                                             43
ROFO Terms                                                       43
Sale Notice                                                      43
Second Space                                                     2
Security Account                                                 9
Security Amount                                                  21
Security Areas                                                   32
Security Desk                                                    21
Site Plan                                                        5
Space Plan                                                       54
Special Assessments                                              13
SWB                                                              25
Tax Stop                                                         18
Taxing Authority                                                 45
Tenant                                                           1
Tenant Contract                                                  43
Tenant Contractor                                                55
Tenant Improvements                                              54
Tenant's Electricity Charge                                      17
Tenant's Notice                                                  62
Tenant's Tax Obligation                                          18
Tenant-Related Parties                                           4
Term                                                             7
Third Space                                                      2
Thirty Percent Level                                             13
Underlying Documents                                             33
Underlying Party                                                 33
Warranty                                                         15

                                      LEASE



         THIS LEASE ("Lease") is entered into as of the 24th day of March, 1999 ("Effective Date"), by and between COLINAS CROSSING LP, a Delaware limited partnership ("Landlord"), and i2 TECHNOLOGIES, INC., a Delaware corporation ("Tenant").

                              W I T N E S S E T H:

                                   ARTICLE 1.

                                   ==========

         1.01. INTRODUCTORY PROVISIONS AND DEFINITIONS. The Lease provisions and definitions set forth in this Section 1.01 in summary form are solely to facilitate convenient reference by the parties. If there is any conflict between this Section and any other provisions of this Lease, the latter shall control.

         (a)      Addresses for notices due
                  under this Lease (See
                  Article 17)

                   Landlord Name                          Colinas Crossing LP
                   And Address                            Eighty Eighty North Central Expressway
                                                          Suite 1010
                                                          Dallas, Texas 75206
                                                          Attn:  Steven A. Means

                   With a copy to:                        Pacific Realty Associates, L.P.
                                                          15350 S. W. Sequoia Parkway
                                                          Suite 300
                                                          Portland, Oregon 97224
                                                          Attn:  Legal Department

                   With an additional copy to:            Management Office
                                                          11701 Luna Road
                                                          Dallas, Texas  75234
                                                          Attn:  Property Manager

                                                          Prior To Commencement Date:

                   Tenant Name and                        i2 Technologies, Inc.
                   Address:                               909 Las Colinas Blvd., Suite 1600
                                                          Irving, Texas  75039
                                                          Attn:    Bill Beecher and/or
                                                                   V.P. of Operations

                   With a copy to:                        i2 Technologies, Inc.
                                                          909 Las Colinas Blvd., Suite 1600
                                                          Irving, Texas  75039
                                                          Attn:    Adrianne Court and/or
                                                                   Director of Facilities


                                                          i2 Technologies, Inc.
                                                          909 Las Colinas Blvd., Suite 1600
                                                          Irving, Texas  75039
                                                          Attn:    Legal Department

                                                          After Commencement Date:

                                                          i2 Technologies, Inc.
                                                          11701 Luna Road
                                                          Dallas, Texas  75234
                                                          Attn:    Bill Beecher and/or
                                                                   V.P. of Operations

                   With a copy to:                        i2 Technologies, Inc.
                                                          11701 Luna Road
                                                          Dallas, Texas  75234
                                                          Attn:    Adrianne Court and/or
                                                                   Director of Facilities

                                                          i2 Technologies, Inc.
                                                          11701 Luna Road
                                                          Dallas, Texas  75234
                                                          Attn:    Legal Department

         (b)  Building:                                   One Colinas Crossing
                                                          11701 Luna Road
                                                          Dallas, Texas 75234

                                                          containing approximately 180,754 square feet of total
                                                          Rentable Area.  "Rentable Area" shall be measured in
                                                          accordance with 1996 BOMA National Standards ANSI Z265.

         (c)  Premises:                                   Subject to the provisions of Sections 2.04  and 2.05
                                                          below, approximately 179,754 square feet of Rentable Area
                                                          on floors 1-6 of the Building.  The Premises is comprised
                                                          of the "First Space" (being three (3) floors in the
                                                          Building designated by Tenant), the "Second Space" (being
                                                          two (2) floors in the Building designated by Tenant) and
                                                          the "Third Space" (being one (1) floor in the Building
                                                          designated by Tenant), all of which floor plans are set
                                                          forth on Exhibit "A" attached hereto; provided, however,
                                                          Tenant shall have the right to change such designations by furnishing written notice to Landlord within thirty (30)
                                                          days after the Effective Date.  The floor plans attached
                                                          hereto identify the Rentable Area and Usable Area of each
                                                          floor of the Premises as of the Effective Date.

         (d)  Parking                                     Subject to the provisions of Section 17.11 and
                                                          Exhibit "F", as follows:

                                                          A total number of spaces equal to 720 spaces.

                                                          Uncovered Parking

                                                          525 Unreserved spaces @ $0.00 per month each during the
                                                          Primary Term hereof (and thirty (30) of such spaces shall be marked for "i2 Visitor Parking" only)

                                                          Covered Parking in the Parking Garage

                                                          195 reserved spaces @ $0.00 per month each during the
                                                          Primary Term hereof.

         (e)  Permitted Uses:                             The Premises are to be used and occupied by Tenant (and
                                                          its permitted assignees and subtenants) for general
                                                          business office purposes and for such other lawful
                                                          purposes as are permitted by applicable zoning laws and
                                                          that certain Declaration of Covenants, Conditions and
                                                          Restrictions dated April 6, 1994 and recorded in Volume
                                                          94066, Page 06090, Dallas County Deed Records (the "CCR")
                                                          and consistent with uses of office space in comparable
                                                          office buildings in the same geographic area in which the
                                                          Building is located ("Geographical Market").  Without
                                                          limiting the foregoing, Tenant may maintain in the
                                                          Premises (1) accounting facilities, (2) conference and/or
                                                          meeting facilities, (3) classrooms, (4) libraries, (5)
                                                          coffee bars, (6) support staff facilities (including
                                                          without limitation, word processing and copy facilities),
                                                          (7) lunchrooms, kitchen facilities, pantries and
                                                          cafeterias and/or dining rooms (including any kitchen and
                                                          support thereof) for use by Tenant and its employees and
                                                          business invitees, so long as such facilities are
                                                          installed and maintained in accordance with applicable
                                                          laws (and if alcoholic beverages are served therein,
                                                          Tenant or the operator thereof, if other than Tenant,
                                                          shall carry adequate liquor liability insurance), (8)
                                                          storage space incidental to general business office
                                                          purposes, (9) executive restrooms, including showers and
                                                          lockers, (10) audio visual, closed circuit television,
                                                          radio, electronic communication, and computer facilities,
                                                          (11) print facilities that may require special venting,
                                                          (12) photo dark room facilities, (13) health or exercise
                                                          facilities, (14) restaurants (and if alcoholic beverages
                                                          are served therein, Tenant or the operator thereof, if
                                                          other than Tenant, shall carry adequate liquor liability
                                                          insurance), (15) vending machines and snack bars for the
                                                          sale of food, confections, non-alcoholic beverages,
                                                          newspapers, convenience items and other such items to
                                                          employees and business invitees of Tenant, (16) an ATM
                                                          machine issued by a bank or other financial institution
                                                          selected by Tenant, and (17) day care facility for
                                                          exclusive use by Tenant's employees and their families,
                                                          which shall be operated in compliance with all applicable
                                                          laws.  It is the intention of Landlord and Tenant that all of the uses recited in the preceding sentence be strictly
                                                          incidental to Tenant's primary use of the Premises for
                                                          business offices and that the Premises shall not be
                                                          subleased to third parties for separate operations whose
                                                          primary purpose is to serve the general public without
                                                          Landlord's consent.

         (f)  Primary Term:                               Eleven (11) years and zero (0) months  (See Article 3).

         (g)  Commencement Date:                          June 1, 1999 (subject to the terms of Exhibit
                                                          "D-1" hereto and Section 3.01).

         (h)  Expiration Date:                            May 31, 2010 (subject to the terms of Exhibit "D-1" hereto and Section 3.01), subject to extension pursuant to Rider 1.

         (i)  Tenant's Pro Rata Share:                    The ratio the Rentable Area of the Premises bears to the
                                                          Rentable Area of the Building.  As of the Effective Date,
                                                          Tenant's Pro Rata Share is 99.45%.

         (j)  Base Rent:                                  See Section 4.01

         (k)  Base Operating Expense:                     Operating Expenses per square foot of Rentable Area in the
                                                          Building for the calendar year 1999, subject to adjustment pursuant to Section 5.03 (excluding electricity for the
                                                          Project). (See Article 5.)

         (l)  Security Deposit:                           Letter of credit in an amount equal to $4,134,342.00.
                                                          (See Section 4.03)

         (m)  Guarantor:                                  N/A

         (n)  Tenant's Broker:                            Trammell Crow Company Brokerage Services Division D/FW &
                                                          Baker Commercial Realty Inc. (such brokers are represented by Phil Puckett and Phil Baker, respectively )

         (o)  Address for Payment                         Funds to be wired to Landlord in Portland, Oregon on a
                 of Base Rent:                            monthly basis pursuant to wiring instructions to be
                                                          furnished by Landlord at least ten (10) days in advance of
                                                          (i) the first payment due date and (ii) any subsequent
                                                          payment due date prior to which such wiring instructions
                                                          have changed.

         (p)  Common Area:                                The "Common Area" is comprised of all portions of the
                                                          Project other than the Premises and the management office.
                                                          Landlord shall not make any material changes to the
                                                          dimensions, location, configuration or design of the Common
                                                          Area (except as required by law) without Tenant's prior
                                                          written consent which shall not be unreasonably withheld.
                                                          Material changes (as used herein) shall include without
                                                          limitation changes which would convert any portion of the
                                                          Common Area to leaseable space or reduce Common Areas by
                                                          more than five percent (5%) (and, notwithstanding anything to the contrary contained in this Lease, Tenant's consent to these specific changes may be withheld by Tenant in its sole discretion). Tenant and its assignees and subtenants and
                                                          their respective employees, agents, licensees and
                                                          concessionaires (the "Tenant - Related Parties") shall have the nonexclusive right and license to use the Common Area as constituted from time to time,

                                                          and such use to be in common with Landlord, other tenants of the Project, management office personnel and other persons permitted by Landlord to use the same, and subject to such reasonable rules and regulations governing use as Landlord may from time to time prescribe (subject to Tenant's
                                                          consent, which consent shall not be unreasonably withheld).
                                                          Tenant shall not take any action which would unreasonably
                                                          interfere with the rights of other persons to use the Common
                                                          Area without the prior written consent of Landlord. Landlord may temporarily close any part of the Common Area for such reasonable periods of time as may be necessary to prevent
                                                          the public from obtaining prescriptive rights and to make
                                                          repairs or alterations, provided that Tenant's access to the
                                                          Premises shall remain available during any such period.
                                                          Landlord shall provide Tenant with reasonable advance notice of any such temporary closings and shall endeavor to
                                                          schedule such closings during Holidays (as defined in
                                                          Section 7.01(a)) and other times outside of Building
                                                          Operating Hours (as defined in Section 7.01(a) hereof).


                                   ARTICLE 2.

                                ================

         2.01. PREMISES. In consideration of the obligation of Tenant to pay Rent (defined below) as herein provided and in consideration of the other terms, covenants and conditions hereof, Landlord hereby does lease, let and demise unto Tenant, and Tenant hereby does lease and rent from Landlord, upon and subject to the provisions of this Lease, the 179,754 square feet of Rentable Area (subject to the provisions of Sections 2.04 and 2.05 below) which is hereby stipulated and for all purposes hereof agreed to be as stated in 1.01(c) above and as reflected on the floor plan(s) attached hereto as Exhibit "A" and incorporated herein for all purposes (such space so leased to Tenant is herein called the "Premises") located in the building known as One Colinas Crossing (subject to the provisions of Section 7.06(a) below) ("Building") as set forth in Article 1.01(b) and situated on the tract of land ("Land") described in Exhibit "B-1" attached hereto and incorporated herein for all purposes (the Building, the Land, and the parking garage ["Parking Garage"] and parking area [collectively, "Parking Facilities"] located on the Land and shown on the site plan attached hereto as Exhibit "B-2" ["Site Plan"] hereinafter collectively referred to as the "Project"), TO HAVE AND TO HOLD said Premises for the Term, subject to the provisions of this Lease. Landlord and Tenant acknowledge and agree that the Project specifically does not include the land shown on the Site Plan which is described on Exhibit "B-3" ("Adjacent Land") and the improvements thereon, a portion of which Adjacent Land is owned by Landlord and a portion of which is subject to certain agreements between Landlord and Tenant as set forth in this Lease and in the Development Agreement (defined below). The Land and the Adjacent Land, and the improvements thereon, comprise the complex commonly referred to as Colinas Crossing ("Complex").

         Subject to the terms of this Lease, Tenant shall be entitled to the following as appurtenances to the Premises: the right to use (i) the Parking Facilities and other areas of the Project in accordance with Section 17.11 and Exhibit "F" to this Lease, (ii) the roof of the Building and/or the Parking Facilities in accordance with Sections 7.09 and 7.10 hereof, (iii) riser space in the core of the Building pursuant to Section 7.07 hereof, (iv) for Tenant's exclusive use, the restrooms on floors leased entirely by Tenant and, for Tenant's nonexclusive use, the restrooms on floors partly, but not entirely, leased by Tenant, (v) for Tenant's nonexclusive use (subject to the other provisions of this Lease), the telephone and electric closets on floors leased entirely by Tenant, and (vi) in common with Landlord and other tenants or occupants of the Project, their invitees and guests and others, all lobbies, driveways, sidewalks and other areas and facilities on the Land, in the Building and other portions of the Project from time to time intended for the common use of tenants in the Project, and all rights and benefits appurtenant to, or necessary or incidental to, the use and enjoyment of the Premises by Tenant for the purposes set forth in Section 1.01(e) above, including, but not limited to, the right of Tenant, its employees and invitees, in common with Landlord and other persons, to the benefits of any reciprocal easements and/or use agreements burdening and/or benefiting the Project (including without limitation, the CCR) to the extent necessary or incidental to the use and enjoyment of the Premises for the purposes permitted by Section 1.01(e), including without limitation, the right to use the "Common Facilities" (defined in the CCR) pursuant to the terms of the CCR.

         2.02. IMPROVEMENTS BY LANDLORD. On the Effective Date, Landlord shall deliver the Premises to Tenant with the Building Shell Improvements (as such term is defined in Exhibit "D-2" attached hereto) completed all in accordance with Exhibit "D-2" (excluding Delivery Punch List Items [defined below]). Construction of the Tenant Improvements (defined in Exhibit "D-1") for the Premises will be accomplished and the cost of such construction will be paid in accordance with Exhibit "D-1" attached hereto and made a part hereof.

         2.03. CONDITION OF PREMISES. Except as provided in this Lease (including without limitation, Section 2.02 and Exhibits "D-1" and "D-2" of this Lease), Tenant acknowledges that Landlord has not undertaken to perform any modification, alteration, or improvement to the Premises. Landlord represents and warrants to Tenant that (i) all Building and Project systems are new and in good working order, (ii) the Project is in accordance with all applicable laws, regulations, ordinances and codes, (iii) Landlord is the fee owner of the Land and the Adjacent Land and the Land and the Adjacent Land are not subject to any ground leases, mortgages, deeds of trust or other security instruments, (iv) the City of Farmers Branch has heretofore issued a temporary shell certificate of occupancy with respect to the Project (including without limitation, the Parking Garage and the Building) and Tenant can commence its Tenant Improvements work at any time after the Effective Date in accordance with Exhibit "D-1", and (v) the Building Shell Improvements in the Premises have been completed except for Delivery Punch List Items. Landlord has not made any representations or warranties with respect to the Project or the Premises except for those set forth in this Lease. As used herein, "Delivery Punch List Items" shall mean incomplete work items following substantial completion of the Building Shell Improvements which do not interfere with Tenant's construction of the Tenant Improvements. As used herein, "Rental Commencement Punch List Items" shall mean incomplete work items following substantial completion of the Building Shell Improvements which do not interfere with Tenant's business operations.

         2.04. PREMISES CERTIFICATE. Exhibit "A" sets forth the square footage of Rentable Area of each floor or portion thereof comprising the Premises. Prior to the Commencement Date, Landlord shall execute and deliver to Tenant an Exhibit "G" attached hereto, which shall contain Landlord's calculation of the exact number of square feet of Rentable Area within each floor of the Premises as of such date, including a breakdown of Landlord's calculations with regard to Common Areas and the Rentable Area of the Building. Tenant shall have the right to object to Exhibit "G" by delivering notice to Landlord within thirty (30) days after Landlord delivers Exhibit "G" to Tenant, failing which Tenant shall be deemed to have agreed that the information contained in Exhibit "G" is correct and Tenant shall be required to execute Exhibit "G" within five (5) days after the expiration of such 30-day period. If Tenant objects to Exhibit "G" within said thirty (30) day period, Landlord and Tenant shall work together to resolve their differences, failing which the disputes shall be submitted to arbitration under Section 17.29. After such differences have been resolved between Landlord and Tenant or by arbitration, Landlord and Tenant shall execute the corrected Exhibit "G". Tenant shall have the right during such thirty (30) day period to have Tenant's architect make field measurements of the Project, Premises, and common areas provided Tenant furnishes Landlord with one (1) Business Day prior notice of the date such measurements are to be made. Upon the execution of Exhibit "G" by Landlord and Tenant for all floors of the Premises and the Project, the Rentable Area of all floors in the Premises and the Project as shown on the executed Exhibit "G" shall replace the Rentable Area of the Premises and the Project as shown in Exhibit "A" and in Section 1.01(c) of this Lease and shall be deemed to be the Rentable Area of the Premises and the Project as of such date for all purposes under this Lease.

         2.05. MANAGEMENT OFFICE. As of the date hereof, the management office for the Project consists of 1,000 square feet of Rentable Area and is located in the area shown on Exhibit "A". If Tenant desires Landlord to relocate the management office to another area of the Building, Tenant shall forward written notice to Landlord within ten (10) business days after the Effective Date. If Tenant makes such request, Landlord and Tenant shall work together, acting reasonably and in good faith, to select another location in the Building within five (5) days of Tenant's request which does not interfere with Tenant's space planning needs (and in no event shall the relocated management office exceed 1,000 square feet of Rentable Area). If pursuant to this paragraph the square footage of the management office is reduced to less than 1,000 square feet, the square footage of the Premises shall be adjusted accordingly (subject to confirmation pursuant to Section 2.04) to recognize that the Premises and the management office shall aggregate 100% of the Rentable Area in the Building. Tenant shall pay for all costs of any such relocation.

                                    ARTICLE 3

                                 ==============

         3.01. TERM. The initial term of this Lease shall be for a term of eleven (11) years ("Primary Term") commencing as to each Major Portion (defined in Exhibit "D-1") on the Rental Commencement Date for such portion and continuing as to all of the Premises until the day immediately preceding the eleventh (11th) anniversary of the Commencement Date (defined in Exhibit "D-1"); provided, however, if the Primary Term commences on a date other than the first day of a calendar month, Landlord and Tenant shall be deemed to have agreed that the Primary Term shall be extended through the last day of the calendar month in which the expiration date falls. The Primary Term of this Lease may be renewed and extended pursuant to Rider 1 to this Lease (the Primary Term and, to the extent renewed and extended, any such renewal terms are hereinafter called the "Term").

         3.02. COMMENCEMENT CERTIFICATE. Within five (5) days after the Commencement Date, Landlord shall submit to Tenant a certificate in the form attached hereto as Exhibit "E" to confirm the occurrence of the Commencement Date for the Premises. Tenant shall have the right to object to Exhibit "E" within thirty (30) days after Landlord delivers Exhibit "E" to Tenant, failing which Tenant shall be deemed to have agreed that all information contained in Exhibit "E" is correct. If Tenant objects to Exhibit "E" within said thirty (30) day period, Landlord and Tenant shall work together to resolve their differences, failing which the dispute may be submitted to arbitration pursuant to Section 17.29. Immediately upon resolution of such differences, Landlord and Tenant shall execute and deliver the corrected Exhibit "E".

                                   ARTICLE 4.

                                 ===============

         4.01. BASE RENT.

         (a) Subject to the provisions of subsections (b) and (c) below, Tenant, in consideration for this Lease and the leasing of the Premises for the Term, agrees to pay to Landlord commencing on the Rental Commencement Date (defined in Exhibit "D-1") as to each Major Portion (defined in Exhibit "D-1") of the Premises, base rental ("Base Rent") equal to the product of the (i) annual rate ("Base Rental Rate") set forth below for the applicable Lease Year, multiplied by (ii) the square feet of Rentable Area comprising the Major Portion of the Premises for which the Rental Commencement Date has occurred.

                                 Lease Years                  Base Rental Rate
                                 -----------                  ----------------
                                 1 - 5                             $23.00
                                 6 - expiration of the
                                 Primary Term                      $24.50

         As used herein, "Lease Year" shall mean a period of one (1) year; provided, however, the first (1st) Lease Year for the Premises shall commence on the Commencement Date and end on the date next preceding the first anniversary thereof; and provided further, Lease Year 2 as to the Premises shall commence upon the expiration of Lease Year 1 with respect to such space and all subsequent Lease Years shall commence upon the expiration of the prior Lease Year with respect to such space.

         (b) Notwithstanding the foregoing, if the Rental Commencement Date for the First Space occurs prior to June 1, 1999, the Rental Commencement Date for the Second Space occurs prior to September 1, 1999, and/or the Rental Commencement Date for the Third Space occurs prior to December 1, 1999, then Tenant shall be obligated to pay Base Rental as to the applicable space for which the early Rental Commencement Date occurred for the period from the early Rental Commencement Date until (i) June 1, 1999, as to the First Space (if applicable), (ii) September 1, 1999, as to the Second Space (if applicable) and/or (ii) December 1, 1999, as to the Third Space (if applicable), at one-half of the Base Rental Rate set forth above.

         (c) Notwithstanding the foregoing, if Tenant exercises the Building 2 Option (defined in that certain Development Agreement dated of even date herewith between Landlord and Tenant (the "Development Agreement"), the Base Rental Rate for all of the Premises shall be automatically reduced in this Lease for the period commencing at the beginning of the sixth (6th) Lease Year and continuing through the remainder of the Primary Term by 25/100 Dollars ($0.25) per square foot of Rentable Area.

         4.02. PAYMENT OF RENT. As used in this Lease, "Rent" shall mean the Base Rent, the Operating Expense reimbursements pursuant to Section 5.01, Tenant's Electricity Charge pursuant to Section 5.02B, and all other monetary obligations provided for in this Lease to be paid by Tenant, all of which shall constitute rental in consideration for this Lease and the leasing of the Premises. Tenant shall send Base Rent and other sums due hereunder in legal tender of the United States of America to Landlord. Base Rent shall be sent by wire transfer pursuant to the instructions set forth in Section 1.01(o) or to such other person or at such other address or pursuant to such different wiring instructions as Landlord may from time to time designate at least ten (10) days in advance in writing. Rent other than Base Rent shall be paid in a manner mutually agreeable to Landlord and Tenant. Landlord and Tenant may from time to time mutually agree to an alternative manner of payment of any portion of Rent. The Rent shall be paid without notice, demand, abatement, deduction, or offset except as may be expressly set forth in this Lease. Upon execution of this Lease, Tenant shall pay to Landlord an amount equal to $172,500, which shall be applied to the first month's Base Rent due hereunder on the first Rental Commencement Date.

         Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount of Rent due for all Rent which is not paid on or before the fifth
(5th) day following the date such amount is due. Any payments made by Tenant to Landlord hereunder shall not be deemed a waiver by Landlord of any rights against the Tenant. The collection of such late charge by Landlord shall be in addition to and cumulative of any and all other remedies available to such party.

         It is the intention of Landlord and Tenant to conform to all applicable laws concerning the contracting for, charging and receiving of interest. In the event that any payments of interest required under this Lease are ever found to exceed any applicable limits, the charging party shall credit the amount of any such excess paid by the other party against any amount owing under this Lease or if all amounts owning under this Lease have been paid, the charging party shall refund to the other party the amount of such excess. Landlord and Tenant agree that Landlord shall not be subject to any applicable penalties in connection with any such excess interest, it being agreed that any such excess interest contracted for, charged or received pursuant to this Lease shall be deemed a result of a bona fide error and a mistake. The obligation of Tenant to pay Rent is an independent covenant, and no act or circumstance, whether constituting a breach of covenant by Landlord or not, shall release or modify Tenant's obligation to pay Rent except as otherwise provided in this Lease.

         4.03. SECURITY DEPOSIT. Upon execution of this Lease, Tenant shall furnish, and (except as otherwise provided in this Section 4.03) maintain in effect at all times during the Term hereof, an irrevocable standby letter of credit in the initial amount of $4,134,342.00 as security for the timely performance of Tenant's obligations hereunder, in substantially the form set forth on Exhibit "J" hereto (the "Letter of Credit"). Landlord may draw upon the Letter of Credit in part upon any Default by Tenant (which continues beyond the notice and cure periods) to the extent necessary to cover the sums in (i) and
(ii) below. In the event that Landlord draws on such letter of credit following a Default by Tenant, Landlord shall apply the proceeds thereof to the extent required (i) to the cost of curing such Default then existing and uncured, and
(ii) if this Lease or Tenant's right to possession of the Premises is terminated as the result of such Default, to any and all other damages to which Landlord may be entitled under this Lease. Tenant shall restore the Letter of Credit to the amount existing prior to such partial draft within ten (10) business days following Tenant's receipt of notice from Landlord of such partial draft, failing which Landlord may draw the entire remaining amount available under such Letter of Credit provided Landlord complies with the provisions below. Additionally, in the event that the issuing bank notifies Landlord that it will not renew the Letter of Credit, then Tenant shall have the right to substitute a Letter of Credit from another financial institution reasonably acceptable to Landlord prior to the expiration date, failing which Landlord shall have the right to draw the balance then existing under the Letter of Credit. Additionally, Tenant may at any time replace the Letter of Credit with a Letter of Credit from another financial institution reasonably acceptable to Landlord.

         Any amount so drawn by Landlord and not applied by Landlord as provided in (i) and (ii) of the preceding paragraph shall be held as an interest bearing security deposit for the timely performance of Tenant's obligations hereunder ("Security Account"). Such amount shall be held by Landlord in trust and in a separate bank account which shall not be commingled with Landlord's other funds. Such amount shall not constitute an advance payment of rent. Interest earned thereon shall be for Tenant's benefit and Landlord shall arrange for interest thereon to be paid to Tenant as requested by Tenant, except to the extent used to replenish partial drafts. Payment of amounts due under this Lease from the proceeds of a draw under the Letter of Credit will not relieve Tenant of the obligation to pay such amount or prevent Tenant's failure to make such payment from constituting a Default by Tenant, except to the extent Tenant restores the Letter of Credit to the amount existing prior to Landlord's partial draft thereon (in which event the sums held in the Security Account shall be returned to Tenant within fifteen (15) days thereof). Landlord may assign its interest in the Letter of Credit only in connection with an assignment of this Lease, it being understood and agreed that Landlord may make an absolute or collateral assignment of the Letter of Credit in connection with a financing or refinancing of the Project. Within fifteen (15) days after the expiration or earlier termination of this Lease the Letter of Credit or sums in the Security Account (as applicable) shall be returned to Tenant.

         The amount of the Letter of Credit required shall be reduced (the "Pro-Rata Reduction") as of each anniversary of the Commencement Date by an amount equal to one-eleventh (1/11) of the full initial amount thereof; provided, however, that each such reduction shall be conditioned upon Tenant's net worth or shareholders' equity (as applicable) upon each anniversary of the Commencement Date being not less than Two Hundred Thirty-Five Million Dollars ($235,000,000), as reflected on the most recent Form 10K or Form 10Q filed pursuant to applicable securities laws.

         In addition to the foregoing, the amount of the Letter of Credit required shall also be reduced (a "Net Worth Reduction") to: (a) seventy-five percent (75%) of the then-existing amount thereof at such time as Tenant's net worth or shareholders' equity (as applicable) equals or exceeds Three Hundred Fifty Million Dollars ($350,000,000); (b) fifty percent (50%) of the then-existing amount thereof at such time as Tenant's net worth equals or exceeds Four Hundred Million Dollars ($400,000,000); and (c) twenty-five percent (25%) of the then-existing amount thereof at such time as Tenant's net worth or shareholders' equity (as applicable) equals or exceeds Four Hundred Fifty Million Dollars ($450,000,000). Additionally, Tenant's obligation to maintain the Letter of Credit shall terminate at such time as Tenant's net worth or shareholders' equity (as applicable) equals or exceeds Five Hundred Million Dollars ($500,000,000), in which event Landlord shall return the Letter of Credit to Tenant within fifteen (15) days of Tenant's request. As used in this paragraph, Tenant's net worth or shareholders' equity (as applicable) shall be the net worth or shareholders' equity (as applicable) reflected in the Form 10K or Form 10Q required to be filed by applicable securities laws immediately preceding such reduction or termination, as the case may be.

                  It is understood and agreed that the Pro-Rata Reduction shall not be applicable if upon any anniversary of the Commencement Date the amount of the Letter of Credit has been reduced to an amount less than what the Pro-Rata Reduction would effect, by virtue of Tenant's previously having qualified for a Net Worth Reduction.

         It is also understood and agreed that if Landlord holds sums in the Security Account, the Pro Rata Reduction and the Net Worth Reduction shall also apply to the Security Account, and Landlord shall pay to Tenant the amounts which are so reduced within fifteen (15) days of the occurrence of the Pro Rata Reduction or the Net Worth Reduction (as applicable). Further, in no event shall the Letter of Credit or Security Account be increased for any reason once either has been reduced as the result of a Pro Rata Reduction or a Net Worth Reduction.

         Notwithstanding anything to the contrary contained herein, in determining Tenant's shareholders' equity for purposes of this Section 4.03, (i) non-cash charges to Tenant's income statement or balance sheet from mergers and/or acquisitions shall be added back to Tenant's shareholders' equity for purposes hereof, and (ii) any reduction to shareholders' equity as a result of Tenant entering into a merger and/or acquisition accounted for as a pooling of interests shall be added back to Tenant's shareholders' equity for purposes hereof.

         Upon the occurrence of a Pro Rata Reduction or a Net Worth Reduction, Tenant shall be permitted to provide Landlord with either (i) a substitute Letter of Credit for the reduced amount, in which event Landlord shall return the existing Letter of Credit to Tenant within fifteen (15) days of receipt of the new Letter of Credit, or (ii) an amendment to the Letter of Credit, in which event Landlord will sign the amendment and return it to Tenant within fifteen
(15) days of receipt of the amendment.

                                   ARTICLE 5.

                                  ============

         5.01. OPERATING EXPENSE REIMBURSEMENT. The Base Rent payable under
Section 4.01 of this Lease includes an annual allocation for operating expenses equal to the Base Operating Expense (defined below) per square foot of Rentable Area of the Premises. As used herein, "Base Operating Expense" shall mean Operating Expenses (defined in Section 5.02 hereof) for the calendar year 1999 determined in accordance with this Article 5, which calendar year 1999 shall be referred to herein as the "Base Year." In the event that Operating Expenses (defined in Section 5.02A hereof) of the Project during any calendar year of the Term shall exceed the Base Operating Expense, Tenant shall pay to Landlord Tenant's Pro Rata Share of the increase in such Operating Expenses over the Base Operating Expense in accordance with the procedures below ("Additional Rent"). Notwithstanding the foregoing, in no event is Tenant obligated to pay any Additional Rent with respect to calendar year 1999.

         On or before January 1, 2000 and on or before the first day of each calendar year thereafter during the Term, Landlord shall provide to Tenant the Estimated Operating Expense Increase (defined below) for the upcoming year. In addition to the Base Rent, Tenant shall pay in advance on the first day of each calendar month during the Term, installments equal to 1/12th of Tenant's Pro Rata Share of the Estimated Operating Expense Increase, if any.

         Within one hundred twenty (120) days after the end of each calendar year during the Term, Landlord shall furnish to Tenant a written detailed statement, certified by Landlord's group controller or other Project officer knowledgeable of the facts that the statement has been prepared in accordance with this Lease, of the Actual Operating Expense Increase (hereinafter defined) for the immediately preceding calendar year, which statement shall itemize each category of Operating Expenses and set forth Landlord's calculations of Tenant's Pro Rata Share of the Actual Operating Expense Increase. If Tenant's Pro Rata Share of the Estimated Operating Expense Increase paid to Landlord during the previous calendar year exceeds Tenant's Pro Rata Share of the Actual Operating Expense Increase, then Landlord shall refund the difference to Tenant at the time Landlord furnishes the statement of the Actual Operating Expense Increase. If Tenant's Pro Rata Share of Estimated Operating Expense Increase paid to Landlord during the previous calendar year is less than Tenant's Pro Rata Share of the Actual Operating Expense Increase, then Tenant shall pay to Landlord the amount of such underpayment. Unless Tenant takes written exception to any item within one hundred twenty (120) days after the furnishing of such annual statement to Tenant, such statement shall be considered final and accepted by Tenant (unless an error in Landlord's statement is discovered with respect to any particular line item of Operating Expenses, in which event Tenant shall have the additional audit rights described below). Any amount due Landlord as shown on any such statement shall be paid by Tenant within thirty (30) days after it is furnished to Tenant subject to Tenant's audit right provided below.

         Tenant shall have the right to perform an annual audit at Tenant's expense on Landlord's books and records to the extent necessary to verify Landlord's calculation of the Base Operating Expense and/or the Actual Operating Expense Increase for the prior calendar year, provided that such audit shall be conducted by its internal audit group or a Certified Public Accountant and further provided that the auditor's report reflecting the results of such audit shall be promptly delivered to Landlord. Any such audit shall be conducted, if at all, (i) within one hundred eighty (180) days after the receipt of the annual statement of the Base Operating Expense or the Actual Operating Expense Increase (as applicable) from Landlord (unless an error in Landlord's statement is discovered with respect to any particular line item of Operating Expenses, in which event Tenant or such certified public accounting firm (on Tenant's behalf) shall be allowed to examine Landlord's books and records for the two (2) years preceding the most recently completed calendar year statements, but only with respect to the line item(s) which is/are found to be in error), (ii) during Landlord's normal business hours, (iii) at the place in Dallas, Texas where Landlord maintains its records (or such other place in Dallas, Texas as Landlord shall deliver the appropriate records) and (iv) only after Landlord has received thirty (30) days prior written notice. Landlord agrees to cooperate in good faith with Tenant in the conduct of any such audit. If the audit report reflects an overcharge in the Actual Operating Expense Increase of more than two percent (2%) of the total Actual Operating Expense, then Landlord shall reimburse Tenant for all reasonable costs incurred by Tenant due to such audit plus interest on such overpayment at the Default Interest Rate. Interest on all overpayments or underpayments discovered by such audit shall be calculated as follows: (i) one-twelfth (1/12th) of the overpayment or underpayment shall be deemed to have been paid on the first day of each calendar month in the calendar year to which such overpayment or underpayment relates, and (ii) each such deemed payment shall bear interest at the Default Interest Rate, from the date deemed paid until the overpayment or underpayment is paid to Tenant or Landlord, as the case may be. If the audit report reflects that the Actual Operating Expense Increase was overstated or understated in the audited calendar year, Tenant shall, within twenty (20) days after receipt of such report, pay to Landlord the amount of any underpayment or, if applicable, Landlord shall pay to Tenant the amount of any overpayment. Any disputes may be resolved by arbitration pursuant to Section 17.29.

         The "Estimated Operating Expense Increase" shall equal Landlord's good faith and reasonable estimate of Operating Expenses for the applicable calendar year, less the Base Operating Expense. Landlord's statement of the Estimated Operating Expense Increase shall control for the year specified in such statement and for each succeeding year during the Term until Landlord provides a new statement of the Estimated Operating Expense Increase. The "Actual Operating Expense Increase" shall equal the actual Operating Expenses for the applicable calendar year, less the Base Operating Expense. If Operating Expenses change during a calendar year or if the number of square feet of Rentable Area in the Premises changes, Landlord may revise the estimated Additional Rent two (2) times during such year by giving Tenant written notice to that effect and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an amount commensurate with the change in the estimated Additional Rent divided by the number of months remaining in such year.

         5.02A. OPERATING EXPENSES. The term "Operating Expenses" shall mean and include all those reasonable amounts, expenses, and costs of whatsoever nature (other than electricity for the Project) that Landlord incurs, pays or becomes obligated to pay because of or in connection with the ownership, operation, management, repair, or maintenance of the Project. Operating Expenses shall be determined on an accrual basis in accordance with generally accepted accounting principles consistently applied and shall include, without limitation, the following:

         (a) Wages, salaries, fees, related taxes, insurance, benefits, and reimbursable expenses of all personnel engaged in operating, repairing, and maintaining the Project and providing traffic control about the Project; provided, however, that (i) if during the Term such personnel are also working on other projects being operated by Landlord, their wages, salaries, fees and related expenses shall be allocated by Landlord in good faith among all of such projects and only that portion of such expenses allocable to the Project shall be included as an "Operating Expense," and (ii) such wages, salaries, fees, taxes, insurance, benefits and expenses for personnel senior to the most senior property manager responsible for the day-to-day operation of the Project and executives of Landlord or Landlord's affiliates shall be excluded.

         (b) Cost of all labor, supplies, tools, equipment and materials used in operating, repairing, and maintaining the Project (excluding costs paid by proceeds of condemnation or insurance).

         (c) The actual cost of all utilities (except for electricity for the Project) for the Project, including, without limitation, water, sewer charges, gas and fuel oil, less any rebates, credits or reductions paid to Landlord by the provider of any such utilities (and in no event may Landlord charge any mark-up on such utilities).

         (d) Cost of all maintenance (including specifically, without limitation, roof maintenance and maintenance of the Building systems), security (to the extent performed by Landlord rather than Tenant), window cleaning, elevator maintenance, landscaping, repair, janitorial, and other similar service agreements for the Project and the equipment and other personal property of Landlord therein and thereon used in connection with the operation, management, repair or maintenance of the Project.

         (e) Cost of all insurance relating to the Project and its occupancy or operations, including but not limited to (i) the cost of casualty and liability insurance applicable to the Project or Landlord's personal property used in connection with the operation of the Project, (ii) the cost of business interruption insurance in such amounts as will reimburse Landlord for all losses of earnings and other income attributable to the ownership and operation of the Project for one (1) year, and (iii) the cost of insurance against such perils and occurrences as are commonly insured against by prudent landlords (specifically including, without limitation, floods and earthquakes).

         (f) Costs of repairs to and maintenance of the Project undertaken by Landlord, excluding any such costs as are paid by the proceeds of insurance or condemnation proceeds, by Tenant, or by other third parties, and excluding any alterations of space occupied by other tenants of the Building.

         (g) A management fee for management services rendered in connection with the Project, which fee shall not exceed three percent (3%) of the gross revenues received by Landlord with respect to the Project for any calendar year (provided, however, in determining the Base Operating Expense, the management fee included shall be determined based on the annualized rent payable by Tenant in Lease Year 2 and the management fee percentage so included in Operating Expenses cannot be increased during the Primary Term and any Extension Term after the Base Year). The management fee percentage for each Extension Option shall not exceed three percent (3%) of the gross revenues received by Landlord with respect to the Project for the Base Year used for such Extension Term.

         (h) Amortization of (a) Required Capital Improvements, and (b) Cost Savings Improvements to the extent of the actual savings, plus reasonable financing costs (at an annual rate equal to the lesser of (A) one percent (1%) over the Prime Rate, or (B) the maximum lawful rate). "Required Capital Improvements" shall mean capital improvements or replacements made in or to the Project in order to conform to any applicable laws or amendment thereto (to the extent of such amendment only) which becomes effective after the Commencement Date (including any amendments to ADA or TAS [to the extent of such amendments only] which become effective after the Commencement Date. "Cost Savings Improvements" shall mean any capital improvements or replacements which reduce Operating Expenses. The cost of Cost Savings Improvements and Required Capital Improvements will be amortized by spreading such costs on a straight line basis over its useful life using generally accepted accounting principles.

         (i) Landlord's central accounting costs, legal fees, and other such third party fees relating to the operation of the Project (but excluding accounting and legal services in connection with negotiations and disputes with specific tenants).

         (j) Rent for the property manager's office, if any, in the Building (not exceeding fair market rents for comparable space in the Geographical Market and not to exceed 1,000 square feet of Rentable Area) but excluding the rent for a pro rata portion of such office to the extent such office is not used solely for the management of the Project (e.g., if a portion of such office is used for leasing activities or development activities or for management of buildings other than the Project, a pro rata portion of such rent shall not be included based upon the percentage of activities conducted in the office other than management of the Project).

         (k) The Project's share of quarterly assessments for maintaining the "Common Facilities" (as defined in the CCR) authorized by Section 4.03 of the CCR ("Quarterly Assessments"), as such share is determined under the CCR.

         (l) The Project's share (as determined pursuant to the CCR) of all special assessments authorized by Section 4.04 of the CCR ("Special Assessments") if the aggregate of the Project's share of Special Assessments in any calendar year are less than thirty percent (30%) of the actual Project's share of Quarterly Assessments included in Operating Expenses the previous calendar year pursuant to clause (k) above ("Thirty Percent Level"). If the aggregate of the Project's share of Special Assessments in any calendar year equals or exceeds the Thirty Percent Level, then the aggregate amount of the Special Assessments in such calendar year shall be amortized to spread such costs on a straight line basis at the rate of 10% per annum over the useful life of the improvements comprising the Special Assessment and included in Operating Expenses on such basis (in lieu of 100% of such Special Assessments being included in the year of the Special Assessment).

         (m) Costs incurred by Landlord in maintaining the Common Areas.

         (n) All reasonable costs incurred by Landlord in connection with Landlord's protests of real estate taxes assessed upon the Project, including, without limitation, appraisal costs, tax consultant charges and reasonable attorney's fees.

         Nothing contained in this Section 5.02 shall be construed as requiring Landlord to provide any services which are not specifically set forth in this Lease as obligations of Landlord.

Notwithstanding anything herein to the contrary, and in addition to the exclusions and limitations on Operating Expenses set forth above, the following items shall be excluded from Operating Expenses:

                  (1) Costs incurred in connection with the initial construction of the Project;

                  (2) Except to the extent provided specifically in subsection
                  (h) above as to the Project only (and not any premises of tenants), costs of alterations or improvements of the Project, the Premises, and the premises of tenants in other areas of the Building, including any alterations and improvements necessary for any of such premises to comply with the ADA (as defined in Section 17.07) or Texas Accessibility Statute
                  (TAS);

                  (3) Interest, principal payments, and other costs of any indebtedness encumbering the Building or the Project;

                  (4) Costs of correcting latent defects of the construction of the Project, the improvements within the Premises, or the premises of other Building tenants.

                  (5)  Depreciation and any other non-cash expense items;.

                  (6) Legal fees, space planner's fee, architectural fees, real estate commissions, and marketing and advertising expenses incurred in connection with leasing and construction of the Project or any improvements on the Land;

                  (7) Costs of repairs, restoration, replacements or other work that are otherwise includable as Operating Expenses but are occasioned by (1) fire, windstorm or other casualty of an insurable nature (whether such destruction be total or partial) and (aa) payable by insurance required to be carried by Landlord under this Lease (whether or not such insurance is actually carried), or (bb) otherwise paid by insurance then in effect obtained by Landlord, (2) the exercise by a governmental authority of the right of eminent domain, whether such taking be total or partial, or (3) the act of any other tenant in the Project, or any other tenant's agents, employees, licensees or invitees;

                  (8) Any bad debt losses, rent losses or losses or reserves for bad debt or rent losses;

                  (9) Costs associated with the operation of the business of the legal entity which constitutes Landlord as the same is distinguished from the cost and operation of the Building, including legal entity information, internal entity accounting and legal matters;

                  (10) Costs of defending any lawsuits with mortgagees or potential Building purchasers (except as the actions of Tenant may be an issue) now or in the future;

                  (11) Costs of selling, syndicating, financing, mortgaging, or hypothecating any of the Landlord's interest in the Project or the other improvements located on the Land;

                  (12) Costs of disputes between Landlord and any third party not relating to the operation of the Building or Project;

                  (13) The wages of employees who do not directly devote the majority of their time to the Building; provided, however, the reasonable costs associated with such employees who do not devote the majority of their time to the Building may be reasonably prorated for such an amount shall be included as an Operating Expense to the extent that such employees devote their time to the Building and are not (i) senior to the most senior property manager responsible for the day-to-day operation of the Project, or (ii) executives of Landlord or Landlord's affiliates;

                  (14) Unless otherwise permitted for the reduction of Operating Expenses in subsection (i) above, the cost of replacement of HVAC, mechanical, security, electrical, plumbing systems, replacement of the foundations, floors, walls, roofs, and structural elements of the Building outside the scope of routine maintenance and repair;

                  (15) Expenses directly relating to the gross negligence of the Landlord or its employees or agents or the cost of any claim that Landlord was required to have insured against pursuant to the terms of this Lease;

                  (16) All amounts that would otherwise be included in Operating Expenses which are paid to Landlord, any affiliate of Landlord, the property management company for the Project or any affiliate of the property management company to the extent the costs of such services exceed the competitive rates in the Geographical Market for such services (it being agreed that the specific amounts set forth in this Lease which are paid to such persons and/or entities are competitive rates in the Geographical Market);

                  (17) The cost of utility installation and tap-in charges;

                  (18) leasing commissions, attorneys' fees, costs and disbursements and other expenses incurred in connection with leasing, renovating or improving space for tenants or prospective tenants of the Project;

                  (19) allowances, concessions and other costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or vacant space;

                  (20) Landlord's costs of any services sold to tenants for which Landlord is entitled to be reimbursed by such tenants as an additional charge or rental over and above the basic rental and operating expenses payable under the lease with such tenant or other occupant;

                  (21) Costs incurred due to violation by Landlord or its agents or employees of any of the terms and conditions of this Lease or any other lease relating to the Project;

                  (22) Attorneys' fees, costs, disbursements and other expenses incurred in connection with, or similar costs incurred in connection with disputes with tenants, other occupants, or prospective tenants, or similar costs and expenses incurred in connection with negotiations or disputes with consultants, management agents, purchasers or mortgagees of the Project (however, such costs and expenses related to negotiations or disputes with consultants related to the management and/or operation of the Building shall be included within Operating Expenses);

                  (23) Costs incurred (less costs of recovery) for any items to the extent covered by a manufacturer's, materialman's, vendor's or contractor's warranty (a "Warranty") which are paid by such manufacturer, materialman, vendor or contractor (Landlord shall pursue a breach of warranty claim for items covered by a Warranty unless Landlord determines in good faith that such action would not be in the best interest of the tenants of the Project);

                  (24) Rental payments made under any ground or underlying lease or leases, except to the extent that a portion of such rental payments is expressly for ad valorem/real estate taxes or insurance premiums on the Project;

                  (25) Costs incurred in connection with the sale, financing, refinancing, mortgaging, selling or change of ownership of the Project, including brokerage commissions, attorneys' and accountants' fees, closing costs, title insurance premiums, transfer taxes and interest charges;

                  (26) Costs, fines, interest, penalties, legal fees or costs of litigation incurred due to the late payments of taxes, utility bills and other costs incurred by Landlord's failure to make such payments when due;

                  (27) Costs which are to be capitalized in accordance with generally accepted accounting principles not included under subsection (h) above;

                  (28) Costs and expenses of all electricity for the Project and the costs and expenses of all other utilities directly metered to tenants of the Project and payable separately by such tenants and costs of additional electrical equipment installed in premises of other tenants of the Project, and the costs of heating, ventilating and air-conditioning services provided to other tenants of the Project during hours other than Building Operating Hours (defined below), whether or not such costs are payable by such other tenants;

                  (29) Advertising, marketing, or promotional costs associated with the Project;

                  (30) Costs or expenses relating to another tenant's or occupant's space that were (i) incurred in rendering any service or benefit to such tenant that Landlord was not required, or were for a service in excess of the service that Landlord was required, to provide Tenant hereunder, or (ii) otherwise in excess of the Building Standard Services (defined in Section 7.01 below) then being provided by Landlord to all tenants of the Project on a uniform basis, whether or not such other tenant is actually charged therefor by Landlord;

                  (31) Costs incurred to correct violations by Landlord of any laws or amendment thereto in effect prior to the Commencement Date;

                  (32) The costs of acquiring, insuring (to the extent only that such items must be separately scheduled), or maintaining (including any special cleaning or security, but only to the extent such maintenance or security is in excess of Building Standard Services) art work located in the Project (whether permanently or temporarily);

                  (33) Costs incurred by Landlord to monitor, encapsulate or remove any asbestos, polychlorinated biphenyls or other Environmental Pollutants (unless same are caused by the Tenant-Related Parties, or any other party in contractual privity with any of them);

                  (34) The cost of installing, operating and maintaining any specialty service such as an observatory, broadcast facilities, luncheon club, athletic or recreational club, restaurant, delicatessen, hair salon or other retail use;

                  (35) The cost of any work or service performed for the benefit of any improvements other than those comprising the Project;

                  (36) Any lease payments for rented equipment, the cost of which equipment (1) would constitute a capital expenditure under clause 27 above if the equipment were purchased, and (2) would not qualify for inclusion under subsection (i) above;

                  (37) Increased insurance premiums to the extent caused by Landlord's or any other tenant's hazardous acts;

                  (38)  Charitable or political contributions; and

                  (39) All taxes, assessments, and governmental charges and fees of whatsoever nature, whether now existing or subsequently created, attributable to the Project or its occupancy or operation, including, without limitation, (1) taxes and assessments attributable to the personal property of other tenants, (2) federal and state taxes on income, (3) death taxes, (4) any taxes imposed in connection with any change in ownership of the Building, (5) franchise taxes, and (6) any taxes imposed or measured on or by the income of Landlord from the operation of the Project, and including all such taxes whether assessed to or paid by Landlord or third parties.

         5.02B. TENANT'S ELECTRICITY CHARGE. Tenant covenants and agrees to pay to Landlord as additional Rent without any setoff or deduction whatsoever except as set forth in this Lease, Tenant's Pro Rata Share as set forth in Section 1.01(i) of all electricity consumed from and after the Commencement Date in the use, occupancy, and operation of the Project (hereinafter called "Tenant's Electricity Charge"). The cost of electricity consumed from the Effective Date through the Commencement Date shall be paid in accordance with Exhibit "D-1". Landlord shall provide a monthly written itemized bill to Tenant for Tenant's Electricity Charge throughout the Term and Tenant shall pay same within thirty (30) days after receipt of each such bill. Landlord shall bill Tenant for Tenant's Electricity Charge for the last month or portion thereof of the Term of this Lease as soon as practicable after the termination of this Lease and Tenant shall pay same within thirty (30) days after receipt of such bill; the Tenant's obligation to pay such billing shall survive the termination of this Lease. All payments for Tenant's Electricity Charge are to be predicated upon separate and specific bills by Landlord and are not to be included as part of the Base Rent payment required to be paid pursuant to
Section 1.01(j) hereof. Electrical power which is separately metered or is otherwise separately assessable to tenants of the area served by such facilities and the cost of normal and after hours air conditioning supplied to tenants of the area so the area so served shall be excluded in computing Tenant's Pro Rata Share of such costs as aforesaid. Landlord shall not be permitted to charge any mark-up on electricity actual costs and Tenant shall be entitled to a credit against Tenant's Electricity Charge in an amount equal to Tenant's Pro Rata Share of any credit, rebate or reduction paid or provided to Landlord by the electrical utility provider.

         Notwithstanding anything to the contrary hereinbefore contained, if Tenant elects to install meters measuring electricity used in all of the Premises, Tenant shall pay the portion of Tenant's Electricity Charge relating to the Premises directly to the utility company based on actual use as measured by such meters in lieu of paying such portion of Tenant's Electricity Charge to Landlord. Any meters installed by Tenant shall be installed at Tenant's cost and expense (subject to such costs being paid by the Finish Allowance pursuant to Exhibit "D-1").

         5.03. PRORATION AND ADJUSTMENT OF OPERATING EXPENSES.

         (a) If this Lease commences on other than the first day of a calendar year, or if this Lease expires on other than the last day of a calendar year, then the Operating Expenses for all of such calendar year shall be prorated according to the portion of the Term that occurs during such calendar year. If at any time the Building is not fully occupied or Landlord is not supplying all services to all portions of the Building during an entire calendar year, then, Base Operating Expense, Operating Expenses, the Actual Operating Expense Increase and the Estimated Operating Expense Increase shall be adjusted as though the Building had been one hundred percent (100%) occupied and Landlord were supplying all services to all of the Building during the entire calendar year.

         (b) In no event is Tenant obligated to pay Additional Rent with respect to calendar year 1999.

         (c) Landlord shall use its reasonable efforts to make payments in a time and manner to avoid late payment penalty charges and to obtain the appropriate discounts to the extent such discounts are in the best interest of the Project. Landlord shall operate the Project in an efficient manner designed to minimize Operating Expenses consistent with maintaining services at a level consistent with First Class Building Standards (defined below). Landlord agrees to consult with Tenant, solicit its input, and consider Tenant's suggestions as to how to minimize Operating Expenses.

         (d) At Tenant's request, all supply and service contracts providing for annual payments in excess of $10,000 will be competitively bid by independent third parties each year.

         (e) As used herein, "First Class Building Standards" shall mean a quality that is equal to or in excess of the quality of first class office projects (including associated parking facilities) located in the Geographical Market.

         5.04. TAXES.

         After calendar year 1999, Tenant shall be obligated to pay to Landlord each calendar year during the Term (subject to adjustment of the Tax Stop pursuant to Rider 1) the amount ("Tenant's Tax Obligation") by which (if any)
(a) Tenant's Pro Rata Share of all ad valorem taxes assessed against the Project in such calendar year ("Premises Share of Taxes") exceeds (b) the product of Two and 88/100 Dollars ($2.88) multiplied by the number of square feet of Rentable Area comprising the Premises ("Tax Stop"), which Tenant's Tax Obligation shall be paid as provided below.

         Prior to the commencement of each calendar year during the Term after calendar year 1999, Landlord shall furnish to Tenant a statement reflecting Landlord's reasonable and good faith estimate of Tenant's Tax Obligation for such calendar year ("Estimated Tenant's Tax Obligation"). Tenant shall pay to Landlord prior to the first (1st) day of each calendar month during the Term one-twelfth (1/12) of the Estimated Tenant's Tax Obligation for such calendar year. Prior to ninety (90) days after the expiration of each calendar year during the Term, Landlord shall furnish to Tenant a statement reflecting the actual ad valorem taxes for such calendar year and the actual Tenant's Tax Obligation for such calendar year (together with a copy of the tax bills from the applicable taxing authorities). If the Estimated Tenant's Tax Obligation for such calendar year is less than the actual Tenant's Tax Obligation, Tenant shall pay the difference to Landlord within thirty (30) days of receipt of such statement. If the Estimated Tenant's Tax Obligation is more than the actual Tenant's Tax Obligation, Landlord shall refund such excess to Tenant with the delivery of the statement to Tenant. Additionally, if the Premises Share of Taxes is less than the Tax Stop, Landlord shall pay such difference to Tenant simultaneously with delivery of the statement to Tenant. With respect to any partial calendar year during the Term, Tenant's Tax Obligation hereunder shall be prorated based on the number of days of such calendar year in the Term. Landlord shall provide Tenant with copies of all tax assessments, appraisals and notices received by Landlord from the taxing authorities within ten (10) days of Landlord's receipt thereof.

         Landlord agrees that Tenant shall receive the benefit of all rebates which are made with respect to such taxes whenever such rebates are received, even if received by Landlord after the applicable calendar year. Within ten (10) days of Tenant's request, Landlord shall join Tenant in entering into any tri-party agreements reasonably necessary in order to reduce the taxes on the Project.

         Landlord recognizes that Tenant may enter into a bi-party agreement ("Rebate Agreement") with a governmental entity pursuant to which such entity will rebate directly to Tenant a portion of the taxes paid by Tenant under this Lease. If Tenant enters into such Rebate Agreement, Landlord acknowledges that Tenant shall receive the full benefit of such rebate, Landlord shall not be entitled to any portion thereof and such rebate shall not affect Tenant's obligations under this Section 5.04. Additionally, within ten (10) days of Tenant's request, Landlord agrees to furnish each calendar year a letter to the applicable governmental authority (in a form reasonably acceptable to Tenant) which evidences that Tenant's obligations under this Lease for the payment of Base Rent and Tenant's Tax Obligation result in Tenant effectively paying Tenant's Pro Rata Share of all taxes assessed against the Project (as a portion of the taxes are a component of the Base Rent), recognizing that such rebate shall apply to taxes paid by Tenant pursuant to this Lease.

         It is understood and agreed that if the present method of taxation changes such that in lieu of the whole or any part of any ad valorem taxes assessed against the Project, there is levied on Landlord a capital tax directly on the rents received from the Project or another tax, assessment or charge based in whole or in part upon such rents which is a substitute for such ad valorem taxes , then all such taxes, assessments or charges, or the part thereof so based, shall be deemed to be "ad valorem taxes assessed against the Project," as such term is used in this Section 5.04.

                                   ARTICLE 6.

                                =================

         6.01. USE. Tenant shall use and occupy the Premises only for the Permitted Uses set forth in Section 1.01(e) hereof, and for no other purposes. Tenant shall not use or permit the Premises or any portion thereof to be used for any purpose other than the Permitted Uses or for any unlawful purpose or in any unlawful manner, and shall comply with the CCR and all federal, state, and local governmental laws, ordinances, orders, rules and regulations applicable to the Premises and the occupancy thereof (except to the extent Landlord is responsible therefor pursuant to other provisions of this Lease) and Tenant shall give prompt written notice to Landlord of any notification to Tenant of any claimed violation thereof. Notwithstanding anything to the contrary contained in this Lease, Landlord agrees that Tenant may enter into contracts or subleases with third party vendors of Tenant's choice for the purpose of operating any of the facilities referred to in the Permitted Uses in Section 1.01(e). Tenant shall not do or permit anything to be done in the Premises, nor bring or keep anything therein which will in any way cause cancellation of any insurance policy covering the Project or any part thereof or any of its contents. In the event that, by reason of any acts of Tenant or any of the Tenant-Related Parties or their conduct of business for other than the Permitted Uses, there shall be any increase in the rate of insurance on the Building or its contents, Tenant hereby agrees to pay such increase. Tenant shall not do anything in or about the Premises and/or Project which will in any way obstruct or unreasonably interfere with the rights of other tenants or occupants of the Project. Tenant shall not permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

                                   ARTICLE 7.

                                =================

         7.01. LANDLORD'S SERVICES. Landlord shall, at Landlord's expense, except as provided to the contrary in this Lease, furnish to Tenant the following services ("Building Standard Services"), all of which Building Standard Services shall comply with applicable laws, and the quality of such services shall be equal to or in excess of First Class Building Standards:

         (a) Central heat and air conditioning in season during Building Operating Hours (defined below), so that the average indoor conditions maintained in the Premises during Building Operating Hours shall be a minimum of 72(0)F dry bulb +/-2(0) in the winter when the outdoor temperature is not lower than 22(0)F dry bulb and a maximum of 76(0)F dry bulb +/-2(0) in the summer when the outdoor temperature is not higher than 99(0)F dry bulb, assuming sustained peak loading conditions of one (1) person per 200 square feet of Rentable Area and a combined light and power demand load of eight (8) watts per square foot of Rentable Area.

         Landlord will furnish air conditioning, ventilating and heating for full floor increments designated by Tenant at times other than Building Operating Hours, in which event Tenant shall pay Landlord (i) the actual costs for the provision of utilities, and (ii) during the Primary Term, $10.45 per hour for the entire Premises (and not on a floor-by-floor basis). If Landlord replaces obsolete HVAC equipment during the Term, then the hourly rate of $10.45 may be adjusted during the Extension Terms as agreed to by Landlord and Tenant (with disputes relating thereto to be resolved by arbitration pursuant to Section 17.29 hereof) to reflect current estimates of accelerated depreciation of such equipment resulting from overtime usage. Tenant shall be provided with means (via access cards or otherwise) to access air conditioning, ventilating and heating outside of Building Operating Hours. Tenant shall be charged for a minimum of two (2) hours of such after hours air conditioning, ventilating and heating, even if Tenant has requested less than two (2) hours of such services.

         The condenser water system will be made available to Tenant in the core on each floor of the Premises as an alternate source of cooling for Tenant installed HVAC units. Tenant shall not be charged for the use of such condensing system water.

         As used herein, "Building Operating Hours" shall mean 7:00 a.m. through 7:00 p.m. on weekdays and 8:00 a.m. through 1:00 p.m. on Saturdays, exclusive of Holidays.

         As used herein, "Holidays" shall mean New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

         (b) Janitor service shall be provided to the Premises five (5) days per week, exclusive of Holidays, consistent with the janitorial specifications set forth in Exhibit "H"; provided, however, if Tenant's leasehold improvements (including without limitation, floor coverings) require that Landlord provide special or additional cleaning in excess of the janitorial specifications in Exhibit "H" or if Tenant desires services not included in the janitorial specifications, Tenant may either (1) independently contract with individuals or entities that furnish such desired cleaning or other services, or (2) request that Landlord cause such special or additional cleaning or other services to be completed at Tenant's sole cost and expense. Landlord specifically reserves the right to modify the janitorial services specifications set forth in Exhibit "H" as in its reasonable judgment shall from time to time be required for the safety, protection and cleanliness of the Project, the operation thereof, the preservation of good order therein or the protection and comfort of the other tenants of the Project and their agents, employees and guests (subject to Tenant's approval, which approval shall not be unreasonably withheld). Landlord agrees to make any changes to the janitorial specifications reasonably requested by Tenant provided such changes are consistent with First Class Building Standards.

         In the event that the janitorial service being provided to the Premises by Landlord consistently fails to conform with the specifications set forth in Exhibit "H" or is otherwise unsatisfactory to Tenant, then Landlord shall arrange a meeting between Tenant and the contractor providing the janitorial services to the Premises within ten (10) days of Tenant's request so that any problems with the janitorial services being provided to the Premises can be addressed and remedied. If, within thirty (30) days after such meeting, the janitorial services shall continue to fail to conform with the specifications set forth in Exhibit "H" or remain unsatisfactory to Tenant in its reasonable judgment, then the janitorial service contract shall be terminated in accordance with its terms, and thereafter Tenant shall be entitled to participate in the process by which Landlord solicits bids for the janitorial services contract, and Tenant shall have the right to approve the contractor which is selected to provide the janitorial services for the Premises. Landlord agrees that all contracts for janitorial services shall contain a provision entitling Landlord to terminate the contract without penalty with no more than ninety (90) days prior notice.

         (c) Twenty-four (24) hours per day, every day of the year, hot (i.e., thermostat set in the range of 105 to 110 Fahrenheit for comfort and energy conservation purposes) and cold domestic water in restrooms, toilets, drinking fountains and sinks in the Premises.

         (d) Electric lighting service for the Parking Facilities, Common Areas (including the ground floor lobby of the Building) of the Project and the public areas of the Project at such times consistent with First Class Building Standards, including, but not limited to, lighting of the Parking Garage in accordance with First Class Building Standards twenty-four (24) hours a day, every day of the year.

         (e) A security system for the Project which will permit Tenant and its employees access to the Premises twenty-four (24) hours per day every day of the year subject to reasonable rules and regulations promulgated by Landlord with respect thereto (subject to Tenant's approval, which shall not be unreasonably withheld).

         Tenant shall, at its sole cost and expense, (x) locate Tenant's security personnel within the Premises and at the Security Desk (defined below) as Tenant shall determine desirable, and (y) install and operate such additional security systems as it shall determine desirable for the purpose of limiting access to or within the Premises subject to Landlord's approval, which shall not be unreasonably withheld, and provided such systems are located solely within the Premises, comply with applicable laws, are coordinated with any security services which may be provided to the entire Project by Landlord and Landlord is provided with access to the Premises (excluding

Security Areas [defined below]). Landlord and Tenant agree to consult and collaborate with one another to design and/or upgrade the Project security system to accommodate the needs of Tenant. Additionally, Landlord agrees that the operating terminal for the security system shall be located in the Premises (and not the property management office) in a location secured with a lock and Tenant shall have the sole key to such lock. Tenant and Landlord will cooperate in establishing a system to permit the property manager to access the system accompanied by a representative of Tenant. At Tenant's option, Tenant shall either "cap" or remove any upgrades made to the original security system at Tenant's request upon the expiration or termination of this Lease. Landlord agrees that Tenant shall be permitted to install a security desk in the ground floor lobby of the Building ("Security Desk") subject to Landlord's approval of the design thereof (which shall not be unreasonably withheld) and Landlord shall reimburse Tenant for the costs incurred by Tenant with respect thereto, not to exceed $10,000.00, within thirty (30) days of receipt of an invoice therefor from Tenant. The Security Desk may be staffed by Tenant or Tenant's contractor twenty-four (24) hours a day, every day of the year, or such fewer hours as Tenant deems reasonably necessary to provide the access control service desired by Tenant under this subsection (e). On the first (1st) day of each month during each Lease Year during the Term (subject to adjustment of the Security Amount pursuant to Rider 1), Landlord shall pay to Tenant one-twelfth (1/12) of the sum of $30,000, being the amount budgeted by Landlord per year for Landlord's furnishing security personnel during the hours from 4:00 p.m. to 11:00 p.m. Monday through Friday and 7:00 a.m. to 1:00 p.m. Saturday ("Security Amount"). In calculating the Base Operating Expense and Operating Expenses after 1999, Landlord shall not include such budgeted amount therein.

         NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, LANDLORD SHALL NOT BE RESPONSIBLE OR LIABLE IN ANY MANNER FOR FAILURE OF ANY SUCH SECURITY PERSONNEL, SERVICES, PROCEDURES OR EQUIPMENT TO PREVENT, CONTROL, OR APPREHEND ANYONE SUSPECTED OF CAUSING PERSONAL INJURY OR DAMAGE IN, ON OR AROUND THE PROJECT (EXCEPT TO THE EXTENT CAUSED BY LANDLORD'S GROSS NEGLIGENCE OR INTENTIONAL TORTIOUS ACTS).

(f) Twenty-four (24) hours per day, every day of the year, sufficient dedicated electrical capacity transformed to a panel box located in the core of each floor of the Premises to operate (1) incandescent lights, typewriters, calculating machines, photocopying machines, stand alone network computers and appropriate dedicated lines, word processing equipment, personal computers, telecommunications and other machines of similar low voltage electrical consumption (120/208 volts), provided that the National Electrical Code ("NEC") calculation for demand load for said low electrical voltage on each such floor shall not exceed three (3) watts per square foot of Rentable Area for the Premises on each floor; and (2) fluorescent lighting and equipment of high voltage electrical consumption (277/480 volts) provided that the total NEC design demand load for said lighting shall not exceed two (2) watts per square foot of Rentable Area for the Premises on such floor (each such NEC design demand load to be hereinafter referred to as the "Building Standard Rated Electrical Design Load"). In addition to the foregoing, Landlord agrees that the high voltage (277/480 volts, three phase) power available in the Building bus duct at each floor on which the Premises are located will have a total (inclusive of the above described Building Standard Rated Electrical Design
Load) capacity available to Tenant of at least eight (8) watts per square foot of Rentable Area contained on such floor.

         Additionally, Tenant shall have the right to install an emergency generator in the Project (or any replacement therefor) to provide emergency power only to the Premises. Tenant shall be responsible for the costs (if any) to connect the emergency generator to any portions of the Premises. The emergency generator will be located in an area of the Building approved by Landlord, which approval shall not be unreasonably withheld. Tenant shall maintain the emergency generator at Tenant's sole cost and expense. At the expiration or earlier termination of the Lease, the emergency generator shall belong to Tenant and Tenant shall be permitted to remove it at Tenant's cost. Tenant shall also promptly repair at Tenant's cost any damage to the Premises or the Building caused by such removal. The cost and installation cost of the emergency generator shall not be funded out of the Finish Allowance.

         Additionally, Tenant shall have the right, at Tenant's cost (subject to Landlord's approval and to such costs being paid with the Finish Allowance pursuant to Exhibit "D-1") to cause additional electrical power to be installed to provide power to the Building from a separate electrical service feed.

         If Tenant's electrical equipment and lighting require electrical circuits, transformers or other additional equipment in the Premises in excess of Tenant's pro rata share of the Project's electrical or HVAC systems as to the Premises (which additional equipment shall be hereinafter referred to as the "Additional Electrical Equipment"), Tenant may (at Tenant's cost [subject to such costs being paid with the Finish Allowance pursuant to the provisions of Exhibit "D-1"], including the cost to design, install, maintain and replace the Additional Electrical Equipment) install the same. The method of design and installation of any Additional Electrical Equipment required by Tenant shall be subject to the prior written approval of Landlord (which approval shall not be unreasonably withheld).

         If any of Tenant's electrical equipment requires conditioned air in excess of Building Standard air conditioning, the same shall be installed, or the installation supervised by Landlord, on Tenant's behalf, and Tenant shall pay all design and installation costs (subject to such costs being paid with the Finish Allowance pursuant to the provisions of Exhibit "D-1") relating thereto. The type, location and method of installation of any such air conditioning shall be subject to Landlord's approval (which approval shall not be unreasonably withheld). Tenant shall maintain such air conditioning equipment at Tenant's sole cost and expense.

         (g) Replacement of Building standard halogen and/or fluorescent light bulbs and tubes and incandescent down light bulbs in the Parking Facilities and the Common Area of the Project, landscaped areas on the Land and all other public areas of the Project, and upon Tenant's request and at Tenant's sole cost and expense (which shall be paid separately and not included in Operating Expenses), Landlord will replace any and all light bulbs and tubes in the Premises. Landlord shall charge Tenant not more than the amount paid by Landlord for such bulbs and tubes.

         (h) Non-exclusive elevator cab passenger service to the Premises shall be provided twenty-four (24) hours per day every day of the year of sufficient capacity to service the Premises, subject to temporary cessation for ordinary repair and maintenance (but as to each floor of the Premises, such temporary cessation for ordinary repair and maintenance shall not occur simultaneously for all passenger cabs serving such floor), subject to reasonable security measures or other means of controlling access imposed by Landlord after Building Operating Hours and on Holidays, and during times when life safety systems override normal operating systems.

         (i) Subject to the provisions of this Lease, maintenance and cleaning of the Building, Building Shell Improvements, Parking Facilities, Common Areas, landscaped areas on the Land, and all other public areas of the Project.

         (j) Shared access to and use of the loading dock for Tenant's loading, unloading, delivery, and pick-up activities during Building Operating Hours including the right to leave vehicles standing at the loading dock for enough time to load or unload and pick up and deliver goods to and from the Premises, subject, however, to reasonable rules and regulations as are promulgated by Landlord from time to time (subject to Tenant's approval, which approval shall not be unreasonably withheld). Tenant shall also have access to and use of the loading dock for the purposes set forth above during non-Building Operating Hours but only by contacting Landlord's or Tenant's security personnel, as applicable, by telephone (which security personnel shall be available for such purpose at all times and will respond promptly).

         (k) Sanitary sewer service twenty-four (24) hours per day, every day of the year, subject to temporary interruption for ordinary repair and maintenance and emergencies.

         (l) Trash removal from the Project at a designated location, and if requested by Tenant, collection and removal of white paper and aluminum cans for recycling.

         (m) At all times during Building Operating Hours, and subject to reasonable prior notice at all other times, non-exclusive use of the Project freight elevators to the Premises, subject to temporary cessation for ordinary repair and maintenance, and during times when life safety systems override normal Project operating systems. Landlord shall use reasonable efforts to accommodate Tenant's scheduling needs.

         (n) Cold domestic water for drinking fountains at one (1) location at the Building core on each floor comprising the Premises.

         (o) Access to the Premises twenty-four (24) hours a day every day of the year.

         (p) Any other services that may from time to time be reasonably necessary to ensure that the maintenance and repair of the Project are in accordance with First Class Building Standards.

         7.02. INTENTIONALLY DELETED

         7.03. INTERRUPTION OF SERVICES

         (a) Landlord shall furnish Tenant with at least twenty-four (24) hours prior written notice of any interruption in the Building Standard Services that are scheduled by Landlord for repairs or maintenance, excluding repairs and maintenance necessitated by an emergency. Landlord shall endeavor to provide Tenant with at least seventy-two (72) hours prior written notice of such non-emergency-based repairs or maintenance.

         (b) Notwithstanding anything herein to the contrary, the obligations of the Landlord to provide the services and utilities provided above shall be subject to governmental regulation (e.g., rationing, temperature, control, etc.) and any such regulation which requires Landlord to provide or not provide such services or utilities other than as herein provided, shall not constitute a default hereunder, but rather compliance with such regulation shall be deemed to be compliance by Landlord hereunder.

         (c) Except as expressly provided in this Lease to the contrary, failure by Landlord to furnish the Building Standard Services, or any cessation thereof, shall not render Landlord liable for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. In addition to the foregoing and except as otherwise provided in this Lease, should any of the equipment or machinery, for any cause, fail to operate or function properly, Tenant shall have no claim for a rebate of rent or for damages on account of an interruption in services occasioned thereby or resulting therefrom so long as Landlord uses reasonable efforts to promptly and diligently repair said equipment or machinery and to restore said services.

         Notwithstanding the foregoing, in the event that (1) all or any portion of the Premises become reasonably impracticable for Tenant to use to conduct its business because Landlord for any reason (except due to the causes in subsection
(b) above or as the result of Tenant's gross negligence or willful misconduct) is unable or fails to provide any of the Building Standard Services, and (2) such failure (a "Basic Services Failure") continues for a period in excess of the lesser of (i) three (3) business days or (ii) the number of days following such failure after which Landlord's business interruption insurance becomes payable, Tenant shall receive a full abatement of Rent due under this Lease for such portion of the Premises so affected from the date of the Basic Services Failure until such portion of the Premises is again reasonably practicable for Tenant to use to conduct its business. Additionally, in the event a Basic Services Failure continues for a period of ninety (90) consecutive days or more or more than ninety (90) days in any twelve (12) month period, and as a result of such Basic Services Failure twenty-five percent (25%) of the Rentable Area of the Premises becomes reasonably impracticable for Tenant to use to conduct its business, Tenant, at its option, shall be entitled to terminate the Lease by delivering written notice of termination to Landlord, in which event the Lease shall terminate and neither Landlord nor Tenant shall be liable for any obligations one to the other under this Lease accruing after such termination, including without limitation, any obligations of Tenant for the payment of

Base Rent and Additional Rent. Notwithstanding the foregoing, if the Basic Services Failure is the result of a casualty to the Building covered by Section 10.01, the provisions of Section 10.01 shall apply to such Basic Services Failure.

         7.04. KEYS AND LOCKS. Prior to the Commencement Date, Landlord shall furnish to Tenant seven hundred eighty (780) access cards necessary for Tenant's employees to access the Building and the Premises. Additional access cards will be furnished at a charge (which shall not exceed the actual cost thereof to Landlord) by Landlord on an order signed by Tenant or Tenant's authorized representative. All such access cards shall remain the property of Landlord. Tenant shall be permitted to install additional locks or other access control devices in the Premises provided Tenant furnishes Landlord with a duplicate set of keys or a master key and/or access cards to all such locks other than those locks securing Security Areas (defined in Article 12). Landlord shall be relieved of all obligations under this Lease it cannot perform with respect to Security Areas and to areas it should have been, but was not, provided a key and/or access card and Tenant shall indemnify and defend and hold Landlord and its agents harmless from and against all liability, claims, loss, cost, damage or expense incurred by Landlord or its agents as a result thereof. In addition, with respect to Security Areas and any areas for which Landlord should have been, but was not, provided an access card, Landlord may, in an emergency situation where in Landlord's good faith judgment immediate entry is required to prevent or minimize personal injury, death or property damage, use force to gain entry into such areas, and Landlord shall not be liable to Tenant for damages resulting from such use of force and Tenant shall indemnify and defend and hold Landlord and its agents harmless from and against all liability, claims, loss, cost, damage or expense incurred by Landlord or its agents as a result thereof. Upon termination of this Lease, Tenant shall surrender to Landlord all keys and/or access cards to the Premises, and give to Landlord an explanation of the combination of all locks for safes, safe cabinets and vault doors, if any, in the Premises.

         7.05. GRAPHICS AND BUILDING DIRECTORY.

         (a) Tenant may install, with Landlord's prior approval of the method of illumination, if any, and methods of installation or attachment, which approval will not be unreasonably withheld, and at Tenant's sole cost and expense (subject, however, to reimbursement as a portion of the Finish Allowance) graphics desired by Tenant on the walls of elevator lobbies on all floors of the Building and on the entrance doors to the Premises on all floors of the Building and a sign in the main lobby of the Building in a location designated by Tenant and subject to Landlord's approval which shall not be unreasonably withheld. Notwithstanding the foregoing, except as specifically provided in this subsection (a) or Section 7.06 below, in no event may Tenant install any graphics that may be visible from the exterior of the Building.

         (b) Tenant may install, and Landlord shall maintain to the extent so installed, a Building directory computer terminal in the lobby of the Building with a minimum capacity determined by Tenant which shall contain a computerized listing of Tenant's name, certain officers, employees and departments of Tenant, and such other information as Tenant shall reasonably require. Landlord shall pay to Tenant the lesser of (i) $5,000 or (ii) the actual cost of the acquisition and installation of such computer terminal within thirty (30) days after Landlord's receipt of an invoice therefor from Tenant.

         7.06. PROJECT NAME, IDENTITY AND SIGNS.

         (a) The Project shall initially be named "i2 Place". After the Commencement Date and upon furnishing at least thirty (30) days prior written notice to Landlord, Tenant shall have the right to rename the Project from time to time during the Term to a name selected by Tenant and approved by Landlord; provided, however, in no event shall Tenant be permitted to change the name of the Project more than one (1) time in any one (1) Lease Year. Tenant shall pay all costs reasonably incurred in changing the Project Signs (defined below) as the result of any changes to the Project name made by Tenant after the Commencement Date. In no event shall Landlord refer to the Building or Project, or authorize any third party to refer to the Building or Project, by any name other than the name selected by Tenant and approved by Landlord pursuant to this subsection (a).

         (b) The following exterior signs (collectively, the "Project Signs") for the Project shall be installed and maintained by Landlord at Tenant's cost and expense (subject, however, to reimbursement for the costs of the design, acquisition and installation of such signage as a portion of the Finish Allowance in accordance with Exhibit "D-1" and except as provided in clause (i) below):

                           (i) Two (2) monument signs have been installed prior
                  to the Effective Date by Landlord on the Land in the location shown on Exhibit "B-2" attached hereto at Landlord's cost and expense (and the cost of such signs shall not be paid from the Finish Allowance). Prior to the Commencement Date, Landlord will cause the signs to identify Tenant, the name of the Project determined pursuant to Section 7.06(a) above, the address of the Project and the name of the Complex as shown on Exhibit "L-2" and in accordance with the specifications on Exhibit "L-1" and as otherwise agreed by Landlord and Tenant (and Tenant shall pay for the cost of installing such names except that Landlord shall pay for the cost of installing the Complex name and the Project address). Landlord agrees that Landlord shall not install the name of Landlord, any other tenant of the Building, or other person or entity or information on these signs.

                           (ii) Within sixty (60) days after delivery of signs
                  to Landlord, signage depicting Tenant's name and/or logo shall be prominently located by Landlord at the top of the Building on any two (2) faces of the Building selected by Tenant, the exact location of such signs to be approved by Landlord, which approval shall not be unreasonably withheld. The signage will be designed by Tenant consistent with the parameters set forth on Exhibit "L-1". Tenant shall pay for the reasonable cost of removal of such signage and any repairs necessitated by such removal upon the expiration or earlier termination of this Lease. No part of such sign shall extend above the parapet of the Building.

                           (iii) Tenant shall have the right to erect temporary
                  signs during the applicable option periods defined in Paragraphs 1, 2 and 3 of the Development Agreement on the sites for Buildings 2, 3 and 4 for the purpose of identifying future premises of Tenant.

         Except for the signage described in this Section 7.06, Landlord shall not install or permit any other signs to be placed or allowed to remain on the exterior of the Project, in the main floor lobbies of the Project, and/or on the Land without Tenant's prior written consent, which consent may be withheld in Tenant's sole discretion, other than (1) directional and traffic control signs, or (2) signs required by legal requirements.

         7.07. RISER SPACE. Tenant shall have the right to use riser space in the core of the Building, at no cost to Tenant, for cabling communications purposes.

         7.08. FIBER OPTIC CABLE CARRIERS. Tenant acknowledges that Landlord is negotiating a lease with Southwestern Bell Telephone Company ("SWB") to provide fiber optic cable service to the Building. Tenant shall be allowed to select additional fiber optic cable carriers that will service the Building provided that the terms of the lease with such additional carriers shall be no more favorable to such carriers than those of the SWB lease. So long as all installation is coordinated with Landlord, such fiber optic carriers shall be allowed to install dual feed fiber optic cabling to the Building. Landlord shall not impose any charge to Tenant for the use of such fiber optics (however, Tenant shall pay any amounts charged to Tenant by the fiber optic carriers and/or Tenant's Pro Rata Share of any amount charged to Landlord by the fiber optic carriers). Any additional conduits necessary to accommodate service by such additional carriers shall be paid by Tenant.

         7.09. COMMUNICATIONS EQUIPMENT. Tenant may, at Tenant's sole cost and expense (except to the extent such costs are paid with the Finish Allowance as provided in Exhibit "D-1") and without charge from Landlord, install, operate and maintain antenna and satellite equipment ("Communications Equipment") on any portion of the roof area of the Building as long as Landlord approves the manner of installation and screening of the equipment (which approval shall not be unreasonably withheld). The installation and operation of such equipment must be in compliance with the CCR and all applicable laws, rules and regulations. Landlord shall not take any actions that would in any way interfere with Tenant's use of the Communications Equipment or the transmission or reception of signal. Landlord and its representatives agree to cooperate reasonably with Tenant in connection with obtaining any permit, license, zoning variance, special use permit or other authorization. Landlord also will provide space at no expense to Tenant in the core of the Building necessary to accommodate Tenant's conduit and other requirements related to such Communications Equipment. Any assignee or sublessee of this Lease or the Premises or a portion thereof shall have the right to use such equipment. Tenant shall have the right to sublease the rights to use such Communications Equipment to affiliates, subtenants, and assignees. Tenant shall not install any Communications Equipment which would adversely affect or compromise the structural integrity of the Building (or if so, Landlord may construct reinforcements necessary to accommodate same at Tenant's cost and expense). Tenant shall remove all such Communication Equipment upon the expiration or earlier termination of this Lease and repair any damage caused by such removal, all at Tenant's cost and expense. Landlord shall have the right to enter into temporary agreements which allow third parties to install, operate and maintain communications equipment on the roof of the Building provided that at such time as the location of such third party equipment or the operation thereof interferes with Tenant's Communications Equipment or if Tenant desires to install additional Communications Equipment, Landlord shall upon request of Tenant cause such temporary agreements to be terminated and the third party communications equipment removed.

         7.10. ADDITIONAL HVAC COMPRESSORS. With the prior written approval of Landlord as to location (which approval shall not be unreasonably withheld) and provided that same shall not adversely affect or compromise the structural integrity of the Building, Tenant may, as part of the Tenant Improvements, install, operate, maintain and repair additional HVAC compressors on the roof of the Building or at such other location reasonably acceptable to Landlord (and Landlord shall not charge Tenant rent therefor). At Tenant's option and to the extent available, the cost of such compressors shall be paid out of the Finish Allowance. Tenant shall pay all applicable utility charges with respect thereto. Upon the expiration or earlier termination of the Lease, the HVAC compressors shall belong to Tenant and Tenant shall be permitted to remove them. Tenant shall promptly repair all damage caused by such removal, at Tenant's expense.

                                   ARTICLE 8.

                                =================

         8.01. ALTERATIONS. The construction and installation of Tenant Improvements is governed by Exhibit "D-1". After the installation of the Tenant Improvements pursuant to Exhibit "D-1", Tenant shall not make or allow to be made any alterations, installations, additions, or improvements in or to the Premises, without Landlord's prior written consent, which consent shall not be unreasonably withheld. If Landlord fails to approve or disapprove any request within ten (10) business days after receipt of all necessary information, Landlord shall be deemed to have approved such alteration. Should Tenant desire to perform any alterations which are significant enough to require plans, Tenant shall submit such plans and specifications for same to Landlord for Landlord's written approval before beginning such work. Upon receipt by Tenant of the written approval of Landlord of such plans and specifications, and upon payment by Tenant to Landlord of the reasonable out-of-pocket fees incurred by Landlord to have such plans and specifications reviewed, Tenant may proceed to make such approved alterations so long as they are in compliance with such approved plans and specifications and are performed by a contractor approved by Landlord, which consent shall not be unreasonably withheld. All installations shall be at Tenant's sole cost and expense. Without in any way limiting Landlord's consent rights, Landlord shall not be required to give its consent until (a) Landlord approves the contractor or person making such and approves such contractor's insurance coverage to be provided in connection with the work (such approval not to be unreasonably withheld), (b) Landlord approves final and complete plans and specifications for the work to the extent plans and specifications are necessary for such work and (c) the appropriate governmental agency, if any, has approved the plans and specifications for such work to the extent plans and specifications are necessary for such work. All work performed by Tenant or its contractor relating to the installations shall conform to applicable governmental laws, rules and regulations, including, without limitation, the Disability Acts. If Tenant requests that Landlord perform such installations, Tenant shall pay Landlord, as additional Rent, the cost thereof, plus five percent (5%) as reimbursement for Landlord's overhead; however, in no event shall such fee be payable with respect to the installation of Tenant Improvements pursuant to Exhibit "D-1". Each payment shall be made to Landlord within thirty (30) days after receipt of an invoice from Landlord.

         Notwithstanding anything to the contrary herein before contained, it shall not be necessary for Tenant to secure Landlord's approval of any alterations, improvements or additions to the Premises provided such alterations cost less than $75,000, do not adversely affect the structure, HVAC system or exterior of the building or the Common Areas, and are not visible from the Common Area or the exterior of the Building. However, Tenant shall give Landlord prior written notice of all alterations, regardless of whether Landlord has the right to approve same.

         All work performed by Tenant with respect to the Premises shall (a) be performed so as not to alter the exterior appearance of the Building, (b) be performed so as not to adversely affect the structure or safety of the Building,
(c) comply with all laws, including without limitation all building, safety, fire, and other codes and governmental and insurance requirements, (d) be completed promptly and in a good and workmanlike manner and in a quality not less than Building Standard, (e) be performed at Tenant's expense, and (f) be performed in such a manner that no valid mechanic's, materialman's, or other similar liens (collectively, the "Liens") be attached to Tenant's leasehold estate and in no event shall Tenant permit, or be authorized to permit, any Liens (valid or alleged) or other claims to be asserted against Landlord or Landlord's rights, estates, and interests with respect to the Project or this Lease. Landlord will have the right, but not the obligation, to inspect periodically the work in the Premises.

         If any Lien is filed against the Premises or the Project or any portion thereof, Tenant shall cause same to be discharged within forty-five (45) days after the lien is filed by paying or bonding over said Lien. If Tenant fails to comply with the foregoing sentence, Landlord shall (without limitation of its other rights or remedies) have the right, but not the obligation, to discharge said Lien and Tenant shall immediately reimburse Landlord for any sum of money expended by Landlord in connection with obtaining such discharge (together with an additional ten percent (10%) thereof to cover Landlord's administrative costs), which amount shall be deemed to be Rent hereunder for all purposes.

         Any approval by Landlord (or Landlord's architect and/or engineers) of any of Tenant's contractors or Tenant's drawings, plans or specifications which are prepared in connection with any construction of improvements (including without limitation, the Tenant Improvements) in the Premises shall not in any way be construed as or constitute a representation or warranty of Landlord as to the abilities of the contractor or the adequacy or sufficiency of such drawings, plans or specifications or the improvements to which they relate, for any use, purpose or condition.

         8.02. REMOVAL OF TRADE FIXTURES AND PERSONAL PROPERTY. Tenant agrees to remove all of its trade fixtures and personal property, including without limitation, all computers, generators, UPS power system, HVAC compressors, cafeteria equipment, telephones, satellite dishes and related equipment and cabling, on or before the date of expiration or termination of the Term. Upon the expiration or termination of this Lease, Tenant shall have no obligation to remove alterations, additions, or improvements or otherwise make any physical improvements to the Premises unless Landlord's approval for the installation thereof was conditioned upon such removal upon the expiration or termination of the Lease; provided, however, Landlord shall not be permitted to require Tenant to remove any Non-Removable Improvements or any other improvements other than extraordinary improvements which will affect the leasability of the Premises after the expiration of the Term (i.e., interior stairwells, emergency generators, HVAC compressors on the roof, and communications equipment on the roof). Additionally, Tenant shall not be required to remove, and shall not remove, any of the following improvements: (1) wall and fixed partitioning (but not easily removable shelving), (2) wallcoverings, (3) doors (including frame and hardware), (4) floor coverings (other than area rugs), (5) Building Shell Improvements, (6) ceiling and all elements thereof (including without limitation ceiling grid and ceiling tile) and any improvements above the ceiling (excluding computer, telephone or telecommunications cables; provided Tenant restores any damage caused by the removal of such items, including damage to the ceiling),
(7) light fixtures (excluding chandeliers), (8) wall switches and outlets, (9) exit lights, (10) telephone wall penetrations with pullstring, (11) blinds (but not curtains), (12) automatic fire sprinkler system, (13) decorative molding, and (14) any other improvements necessary for the Premises to be a functional, integral unit ("Non-Removable Improvements"). Tenant shall have the right to remove all improvements other than Non-Removable Improvements, including all computer and telecommunications equipment and related items. Tenant shall repair all damage done to the Premises or the Project by removal of any improvements by Tenant (except to the extent caused by Landlord's negligence) and restore any areas so affected by such removal so as to be consistent with surrounding areas. If Tenant fails to deliver the Premises in the condition aforesaid, then Landlord may restore the Premises to such a condition at Tenant's expense including an overhead charge of ten percent (10%). All property not removed within the time period required hereunder shall thereupon be conclusively presumed to have been abandoned by Tenant and the same shall be the property of Landlord.

         8.03. REPAIRS BY LANDLORD. Landlord shall repair and maintain the Land, the Building, the Parking Facilities, all utilities, the structural portions of the Project, including the roofing system, exterior walls, support beams, foundations, columns, exterior doors and windows and lateral support of the Building, the Building Shell Improvements and all Building systems, the Building service areas and other Common Areas, and all areas of the Project for the common non-exclusive use of all tenants in the Project, in a first-class condition comparable to the first-class buildings in the Geographical Market (including all structural alternations required by law) except to the extent such maintenance and repairs are caused by the act of Tenant, its agents, servants or employees (subject to Section 9.03). Additionally, Landlord agrees to exercise all remedies available to Landlord under the Declaration to cause the Adjacent Land and Common Facilities to be maintained in accordance with First Class Building Standards.

         8.04. REPAIRS BY TENANT. Tenant shall, at Tenant's sole cost and expense, keep the Premises (excluding any items Landlord is obligated to repair and maintain in Section 8.03 or to the extent caused by the act of Landlord or its agents, servants, contractors or employees) and any appliances therein in good condition and repair, reasonable wear and tear excepted. Tenant shall, upon the expiration or earlier termination of this Lease, surrender the Premises to the Landlord in good condition, ordinary wear and tear and damage caused by casualty condemnation or the actions of Landlord, its agents or employees excepted. Subject to Section 9.03, any injury or damage to the Premises or Project, or the appurtenances or fixtures thereof, caused by or resulting from the act of Tenant or any of the Tenant-Related Parties shall be repaired or replaced by Tenant. If Tenant fails to maintain the Premises or fails to repair or replace any damage to the Premises or Project resulting from the act of Tenant, or any of the Tenant-Related Parties, and such failure continues beyond the cure periods provided in Section 15.01(b) below, Landlord may, but shall not be obligated to, cause such maintenance, repair or replacement to be done, as Landlord deems necessary, and Tenant shall immediately pay to Landlord all costs related thereto, plus a charge for overhead of ten percent (10%) of such cost.

                                   ARTICLE 9.

                                =================

         9.01. LANDLORD'S INSURANCE. Landlord covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Landlord will carry and maintain the insurance set forth in Section 9.01(a) and (b) of this Article.

         (a) General Comprehensive Public Liability Insurance insuring against claims for personal or bodily injury or death or property damage occurring upon, in or about the Project to afford protection to the limit of not less than $5,000,000.00 combined single limit in respect to injury or death to any number of persons and property damage arising out of any one (1) occurrence, with a reasonable deductible. Tenant shall be named as an additional insured thereunder, and Landlord shall furnish Tenant a certificate evidencing such coverage being in effect in substantially the following form:
"[Insert name of Tenant] is included as an additional insured but only as to claims covered by the indemnity given Tenant by [Insert name of Landlord] in
Section 9.04 of the lease of premises at 11701 Luna Road, Dallas, Texas dated March ___, 1999."

         (b) Landlord shall at all times during the term hereof maintain in effect an all-risk policy (including coverage against fire, wind, tornado, earthquake, vandalism, malicious mischief, flood, water damage and sprinkler leakage) or policies covering the Project (excluding personal property of Tenant, but including the leasehold improvements in the Premises) for the full insurable value on a replacement cost basis with reasonable deductibles customary for owners of first class buildings in the Geographical Market.

         Any insurance provided for in Subsections 9.01(a) and (b) above may be effected by a policy or policies of blanket insurance covering additional items or locations or assureds, provided that the requirements of Sections 9.01(a) and
(b) are otherwise satisfied. Tenant shall have no rights in any policy or policies maintained by Landlord.

         9.02. TENANT'S INSURANCE. Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the insurance set forth in paragraphs (a) and (b) of this Section 9.02.

         (a) General Comprehensive Public Liability Insurance against claims for personal or bodily injury or death or property damage occurring upon, in or about the Premises (including contractual indemnity and liability coverage), such insurance to insure both Tenant and its employees and to afford protection to the limit of not less than $5,000,000.00, combined single limit, in respect to injury or death to any number of persons and all property damage arising out of any one (1) occurrence, with a reasonable deductible. Landlord shall be named as an additional insured thereunder, and Tenant shall furnish Landlord a certificate evidencing such coverage being in effect in substantially the following form: "[Insert name of Landlord] is included as an additional insured but only as to claims covered by the indemnity given Landlord by [Insert name of Tenant] in Section 9.04 of the Lease of the premises at 11701 Luna Road, Dallas, Texas dated March ___, 1999."

         (b) Property insurance on an all-risk basis (including coverage against fire, wind, tornado, vandalism, malicious mischief, water damage and sprinkler leakage) covering all personal property of Tenant located in the Premises, in an amount not less than one hundred percent (100%) of full replacement cost thereof. Such policy will be written in the name of Tenant. The property insurance may provide for a reasonable deductible.

         (c) All such insurance in Sections 9.01 and 9.02 will be issued and underwritten by companies which are respectable and financially sound. Tenant shall deliver to Landlord and Landlord shall deliver to Tenant duly executed originals of the certificates of all policies of insurance required by Sections
9.01 and 9.02 (as applicable) evidencing in-force coverage. Further, each party shall deliver to the other renewals thereof at least thirty (30) days prior to the expiration of the respective policy terms.

         9.03. WAIVER OF RECOVERY. ANYTHING IN THIS LEASE TO THE CONTRARY NOTWITHSTANDING, LANDLORD AND TENANT EACH HEREBY RELEASES THE OTHER, AND THE OTHER'S PARTNERS, OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES, FROM ANY AND ALL LIABILITY AND RESPONSIBILITY TO THE RELEASING PARTY AND TO ANYONE CLAIMING BY OR THROUGH IT OR UNDER IT, BY WAY OF SUBROGATION OR OTHERWISE, FOR ALL RIGHTS OF RECOVERY, ACTIONS, CAUSES OF ACTION, COSTS, EXPENSES, CLAIMS, OR DEMANDS WHATSOEVER WHICH ARISE OUT OF DAMAGE OR DESTRUCTION OF PROPERTY OCCASIONED BY PERILS WHICH CAN BE INSURED BY AN ALL RISK PROPERTY INSURANCE COVERAGE FORM INCLUDING COVERAGE FOR

EARTHQUAKE AND FLOOD REGARDLESS OF THE AMOUNTS OF THE PROCEEDS PAYABLE UNDER SUCH INSURANCE AND THE CAUSE OR ORIGIN, INCLUDING NEGLIGENCE OF THE OTHER PARTY HERETO, OR ITS AGENTS, OFFICERS, PARTNERS, SHAREHOLDERS, SERVANTS OR EMPLOYEES. LANDLORD AND TENANT GRANT THIS RELEASE ON BEHALF OF THEMSELVES AND THEIR RESPECTIVE INSURANCE COMPANIES AND EACH REPRESENTS AND WARRANTS TO THE OTHER THAT IT IS AUTHORIZED BY ITS RESPECTIVE INSURANCE COMPANY TO GRANT THE WAIVER OF SUBROGATION CONTAINED IN THIS SECTION 9.03. THIS RELEASE AND WAIVER SHALL BE BINDING UPON THE PARTIES WHETHER OR NOT INSURANCE COVERAGE IS IN FORCE AT THE TIME OF THE LOSS OR DESTRUCTION OF PROPERTY REFERRED TO IN THIS SECTION 9.03.

         9.04. INDEMNITY. Except as otherwise expressly provided in this Lease to the contrary, Landlord shall not be liable to Tenant, or to Tenant's agents, servants, employees, assignees, subtenants, licensees or concessionaires for any damage to person or property caused by the negligence or intentional torts of Tenant, or its agents, servants, employees, assignees, subtenants, licensees or concessionaires, and Tenant agrees to indemnify and hold Landlord, and its affiliates and their respective partners, officers, directors, shareholders, employees and agents harmless from all liability and claims for any such damage. Except as otherwise expressly provided in this Lease to the contrary, Tenant shall not be liable to Landlord, or to Landlord's agents, servants or employees for any damage to person or property caused by the negligence or intentional torts of Landlord, or its agents, servants or employees, and Landlord agrees to indemnify and hold Tenant, and its affiliates and their respective partners, officers, directors, shareholders, employees and agents harmless from all liability and claims for such damage.

                                   ARTICLE 10.

                                ================

         10.01. CASUALTY. If the Project shall be damaged by fire or other casualty and (i) the risk is covered by insurance carried or required to be carried by Landlord hereunder (whether or not actually maintained by Landlord) and the cost of repairing such damage shall not be greater than fifty percent (50%) of the then full replacement cost thereof, or (ii) the damage results from a risk not covered by insurance maintained or required to be maintained (whether or not actually maintained by Landlord) pursuant to this Lease to an extent less than twenty percent (20%) of the replacement cost of the Project, or (iii) Tenant has the right to terminate this Lease as provided below and does not terminate this Lease, then, subject to the following provisions of this Article, Landlord shall repair the Project (including all leasehold improvements in the Premises) to the condition prior to the casualty. If repairs are not commenced within ninety (90) days of the casualty, diligently prosecuted thereafter, or substantially completed within two hundred seventy (270) days after the commencement of such repairs, Tenant may terminate this Lease by giving written notice to Landlord or Tenant may restore and offset the costs of restoration, plus interest at the Default Interest Rate, against Rent. The Rent required to be paid hereunder shall be abated in proportion to the portions of the Premises, if any, which are rendered untenantable by fire or other casualty hereunder until repairs of the Project are completed, or if the Project are not repaired, until the termination date hereunder. Notwithstanding the foregoing, if the Project is damaged by fire or other casualty to an extent greater than twenty percent (20%) of the then full replacement cost thereof resulting from an act of war, then Landlord shall have the right to terminate this Lease by giving written notice to Tenant. If Landlord fails to give Tenant such written notice within thirty (30) days following the occurrence of such casualty, then Landlord shall repair the Project as set forth above.

         If the Project shall be damaged (a) by fire or other casualty not covered by insurance maintained or required to be maintained (whether insured or not) by this Lease to an extent greater than twenty percent (20%) of the replacement cost of the Project, or (b) the damage results from a risk covered by insurance maintained or required to be maintained by this Lease to an extent greater than fifty percent (50%) of the then full replacement cost thereof, then Tenant may terminate this Lease by giving written notice to Landlord; if Tenant fails to deliver such notice within thirty (30) days following the occurrence of such casualty, then Landlord shall diligently proceed to repair the Project (including all leasehold improvements in the Premises) to the condition prior to the casualty, failing which Tenant may terminate this Lease by delivering written notice thereof to Landlord or Tenant may restore and offset the costs of restoration, plus interest at the Default Interest Rate, against Rent.

         If a casualty damages any portion of the Project which renders any portion of the Premises reasonably impracticable for the conduct of Tenant's business, and if, in the reasonable determination of Landlord which shall be made within thirty (30) days following the date of the casualty, the damaged property cannot be repaired so as to make the Premises tenantable within two hundred seventy (270) days from the date of commencement of repairs, then Tenant shall have the right to terminate this Lease by notifying Landlord in writing of such termination within sixty (60) days of the casualty.

         If this Lease is terminated as provided above, all Rent shall be apportioned and paid up to the termination date. Landlord shall not be required to repair or replace any personal property of Tenant.

         10.02. END OF TERM CASUALTY. Notwithstanding anything to the contrary in this Article 10, Landlord and Tenant shall have the right to terminate this Lease if a casualty affecting greater than twenty percent (20%) of the Project occurs during the last twelve (12) months of the Term (as it may have been extended).

                                   ARTICLE 11.

                                =================

         11.01. CONDEMNATION.

         (a) If all or substantially all of the Premises, or such portion of the Premises or the Project as would render the continuance of Tenant's business from the Premises impracticable, should be permanently taken or condemned for any public purpose, then this Lease, at the option of Tenant upon the giving of notice to Landlord within ten (10) days from the date of such condemnation or taking, shall forthwith cease and terminate as provided in subsection (c) below.

         (b) If all or substantially all of the Project, or so much thereof as to cause the remainder not to be economically feasible to operate, as reasonably determined by Landlord should be permanently taken or condemned for any public purpose and Landlord demolishes the Project on account of such taking or condemnation, then Landlord shall have the option of terminating this Lease by notice to Tenant within ten (10) days from the date of such condemnation or taking

         (c) If this Lease is terminated as provided in subsections (a) or (b) above, this Lease shall cease and expire as if the date of transfer of possession of the Premises, the Project, or any portion thereof, was the expiration date of this Lease.

         If this Lease is not terminated by either Landlord or Tenant as aforesaid, Tenant shall pay all Rent up to the date of transfer of possession of such portion of the Premises so taken or condemned and this Lease shall thereupon cease and terminate with respect to such portion of the Premises so taken or condemned as if the date of transfer of possession of the Premises was the expiration date of the Lease Term relating to such portion of the Premises. Thereafter the Base Rent and Additional Rent shall be calculated based on the Rentable Area of the Premises not so taken or condemned. If any such condemnation or taking occurs and this Lease is not so terminated, Landlord shall immediately after the date of such condemnation, commence to repair the Premises or the Project, as the case may be, so that the remaining portion of the Premises or Project, as the case may be, shall constitute a complete architectural unit, and in the case of the Premises reasonably fit for Tenant's occupancy and business as reasonably determined by Tenant and Landlord (with any disagreement between Tenant and Landlord to be resolved by arbitration pursuant to Section 17.29 hereof). If Landlord fails to commence such repairs within sixty (60) days after the condemnation or cause such repair to the Premises to be substantially completed within one hundred eighty (180) days after the date Landlord commences such restoration work, then Tenant shall have the right to terminate this Lease by notifying Landlord in writing of such termination.

         (d) In the event of any condemnation or taking of the Premises, Tenant, or anyone claiming under it, at its expense may, jointly with Landlord, appear, claim and prove, in proceedings relative to such taking, (i) the value of any fixtures, furniture, furnishings, leasehold improvements and other personal property that were condemned but which under the terms of this Lease Tenant is permitted to remove at the end of the Lease Term, (ii) the unamortized cost of leasehold improvements that are not so removable by Tenant at the end of the Lease Term and that were installed solely at Tenant's expense (i.e., not paid by Landlord or with allowances provided by Landlord), (iii) the loss of Tenant's business as the result of such condemnation, and (iv) relocation and moving expenses as the result of such condemnation.


                                   ARTICLE 12.

                                 ===============

         12.01. ACCESS. Tenant agrees that Landlord and its agents may enter the Premises for the purpose of inspecting and making such repairs (structural or otherwise), additions, improvements, changes or alterations to the Premises or the Project as may be permitted or required under this Lease and to exhibit the same to prospective purchasers and mortgagees or, during the last eighteen (18) months of the Lease Term, prospective tenants. Landlord's entries in the Premises shall be preceded by reasonable notice (except in the case of an emergency) and shall not interfere with Tenant's use and occupancy of the Premises for the Permitted Uses. Except for emergency repairs, Landlord will make all repairs in the Premises that could materially interfere with Tenant's use and enjoyment of the Premises after Building Operating Hours. With respect to any of the aforementioned entries by Landlord into and upon any part of the Premises other than for emergencies, Tenant shall be entitled to have a representative accompany Landlord. Notwithstanding any of the foregoing, unless otherwise instructed by Tenant in writing, Landlord shall not enter areas designated by Tenant as high security areas (the "Security Areas") (provided Tenant has furnished Landlord with prior written notice of the location of the Security Areas) unless (a) Landlord shows reasonable cause and provides twenty-four (24) hours advance notice, or (b) an emergency situation exists in respect of which emergency situation the provisions of Section 7.02 shall apply. To the extent that Landlord's access to any portion of the Premises (including without limitation the Security Areas) is restricted or limited by Tenant, Landlord shall be relieved of its obligations to perform those covenants that require access to such space during the time Landlord is denied access to such space and Landlord shall have no liability or responsibility to Tenant for any occurrences in such space during the time Landlord is denied access to such space unless caused by Landlord or its agents or employees. Tenant shall indemnify and defend and hold Landlord and its agents harmless from and against all liability, loss, cost, damage, claim or expense incurred by Landlord or its agents in connection therewith. Landlord and its brokers shall have access to the Premises upon reasonable advance notice to Tenant for the purpose of showing same to prospective tenants of other property owned by Landlord in the Complex; subject, however to the following restrictions: (1) Landlord and such brokers must give Tenant at least 24 hours advance notice; (2) Landlord and such brokers shall not have access to Security Areas or any other area Tenant believes sensitive or confidential activities or materials are located; (3) Landlord must identify the prospective tenants and Tenant shall not be required to give access to any persons Tenant believes are competitors of Tenant's business; (4) Landlord and such brokers cannot interfere with the conduct of Tenant's business, (5) such access need not be granted to Landlord more than twice each calendar month, and (6) Tenant shall have the right to require that a representative of Tenant accompany Landlord, the brokers and the prospective tenants.

                                   ARTICLE 13.

                                 ===============

         13.01 SUBORDINATION. Provided that Landlord, Tenant and the Underlying Party (defined below) execute a subordination, non-disturbance and attornment agreement in recordable form reasonably acceptable to Tenant and the Underlying Party (and Landlord and Tenant agree that the subordination, non-disturbance and attornment agreement attached hereto as Exhibit "K" is reasonable and a subordination, non-disturbance and attornment agreement which is substantively the same as Exhibit "K" shall be reasonable) this Lease is and shall be subject and subordinate to any and all ground or similar leases which may hereafter affect the Project, all mortgages which may hereafter encumber or affect the Project and to all renewals, modifications, consolidations, replacements and extensions of any such leases and/or mortgages (the "Underlying Documents"); provided, however, that at the option of any Underlying Party, this Lease shall be superior to the lease or mortgage of such Underlying Party. Tenant shall execute promptly any subordination, non-disturbance and attornment agreement or other appropriate certificate or instrument evidencing same reasonably acceptable to Tenant that Landlord may request. In addition, as a part of any non-disturbance agreement, the applicable Underlying Party must agree that the provisions of this Lease governing the application of insurance proceeds and condemnation awards shall be prior to such Underlying Party's ground lease or security documents. As used in this Lease, the term "Underlying Party" shall mean the holder of the Landlord's interest under any ground or similar lease and/or the mortgagee or purchaser at foreclosure with respect to any mortgage. Tenant agrees that any Underlying Party may unilaterally subordinate its mortgage or lease to this Lease at any time by filing a notice of such subordination in the Official Public Records of Real Property of the County where the Building is located. Notwithstanding anything to the contrary contained in this Lease, the Underlying Documents shall in all events be subordinate to the terms of the Development Agreement. Without limiting the foregoing, in the event of the termination of any ground or similar lease affecting the Project or the enforcement by the trustee or the beneficiary under any mortgage or deed of trust of remedies provided by law or such deed of trust, Tenant's rights to terminate this Lease set forth in the Development Agreement shall be binding upon any successor in interest (whether or not the events giving rise to such termination occurred prior to or after such termination or enforcement).

         13.02. ATTORNMENT. Provided Landlord, Tenant and the Underlying Party execute the non-disturbance agreement in Section 13.01, in the event of the termination of any ground or similar lease affecting the Project or the enforcement by the trustee or the beneficiary under any mortgage or deed of trust of remedies provided by law or by such mortgage or deed of trust, Tenant will automatically become the Tenant of such successor in interest without change in the terms or other provisions of this Lease; provided, however, that such successor in interest shall not be bound by (a) any payment of Rent for more than one (1) month in advance, or (b) any amendment or modification of this Lease made without the written consent of such trustee or such beneficiary or such successor in interest of which Tenant has prior notice. Upon request by any such successor in interest, Tenant shall execute and deliver within ten (10) days of receipt an instrument or instruments confirming the attornment provided for herein reasonably satisfactory to Tenant.

         13.03. QUIET ENJOYMENT. Provided an event of Default by Tenant is not in existence, Tenant shall and may peaceably and quietly enjoy the Premises for the Term, subject to the provisions of this Lease and Landlord agrees to defend such title to Tenant's interest in the Premises as to any person.

                                   ARTICLE 14.

                                 ===============

         14.01. ASSIGNMENT. Except as permitted in this Lease, Tenant shall not assign or in any manner transfer this Lease or any estate or interest herein, or sublet the Premises or any part thereof, or grant any license, concession or other right of occupancy of any portion of the

Premises without the prior written consent of Landlord, which shall not be unreasonably withheld. If Tenant desires at any time to enter into an assignment of this Lease or a sublease of the Premises or any portion thereof, Tenant shall give written notice to Landlord of its desire to do so, which notice shall contain (i) the name of the proposed assignee or subtenant, and (ii) the nature of the proposed assignee's or subtenant's business to be carried on in the Premises. Landlord shall give Tenant notice of either its consent or its denial of consent to the proposed assignment or sublease within fifteen (15) days of receipt of Tenant's request and information reasonably necessary to enable Landlord to make an informed decision regarding its consent, failing which the proposed sublease or assignment shall be deemed approved. Changes in ownership of Tenant shall not be considered an assignment.

         Tenant shall, despite any permitted assignment or sublease, remain directly and primarily liable for the performance of all of the covenants, duties, and obligations of Tenant hereunder and Landlord shall be permitted to enforce the provisions of this Lease against Tenant or any assignee or sublessee without demand upon or proceeding in any way against any other person; provided, however, if Tenant assigns all of its interest under this Lease to an assignee that is a Credit Assignee (defined below) as of the date of such assignment and such assignee assumes all obligation under this Lease thereafter accruing, Tenant shall be relieved of its obligations under this Lease accruing after such assignment. As used herein, a "Credit Assignee" shall mean an assignee that as of the date of such assignment has at least the minimum investment grade credit rating of Moody or Standard & Poor's.

         Notwithstanding anything to the contrary contained herein, Tenant may, without the prior written consent of Landlord, sublet the Premises or any part thereof to an affiliate, parent or subsidiary of Tenant, or assign this lease to an affiliate, parent or subsidiary of Tenant, or permit occupancy of any portion of the Premises by an affiliate, parent or subsidiary of Tenant, but only so long as such affiliate, parent or subsidiary, controls or is controlled by or is under common control with Tenant. Any such assignee hereunder shall be subject to the terms of Sections 1.01(e) and 6.01 hereof. For purposes, hereof "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities or by contract or otherwise. In addition, without the consent of Landlord, Tenant and any subsequent assignee shall have the right to assign this lease or sublet the Premises to (i) any corporate successor of Tenant by merger, dissolution, or otherwise, or (ii) purchaser of substantially all of Tenant's assets.

         If Tenant shall assign this Lease or sublet any part of the Premises for consideration in excess of the sum of (A) pro-rata portion of the Rent applicable to the space subject to the assignment or sublet, plus (B) the reasonable out-of-pocket costs and expenses incurred by Tenant under or in connection with such sublease or assignment (including without limitation, the costs for (i) broker's commissions paid by Tenant with regard to the transfer,
(ii) reasonable legal fees with regard to the transfer, (iii) expenses of finishing out or renovation of the space involved), (iv) expenses of marketing and advertising, and (v) cash rental concessions, then Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of any such excess within thirty
(30) days of receipt, and Tenant shall be entitled to retain the remaining fifty percent (50%) of such excess.

         14.02. CONSENT. Consent by Landlord to a particular assignment or sublease shall not be deemed a consent to any other or subsequent transaction. If this Lease is assigned or if the Premises or any portion thereof are subleased without the permission of Landlord, then Landlord may nevertheless collect rent from the assignee or sublessee and apply the net amount collected to the Rent payable hereunder, but no such transaction or collection of rent or application thereof by Landlord shall be deemed a waiver of any provision hereof or a release of Tenant from the performance by Tenant of its obligations hereunder.

         14.03. TRANSFER BY LANDLORD.

         In the event of the transfer and assignment by Landlord of its interest in this Lease and in the Project to a person expressly assuming Landlord's obligations under this Lease accruing before and after the transfer, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations. Any security given by Tenant to secure performance of Tenant's obligations hereunder may be assigned and transferred by Landlord to such successor in interest, and Landlord shall thereby be discharged of any further obligation relating thereto from the date of closing.

                                  ARTICLE 15.

                                 ===============

         15.01 DEFAULT BY TENANT. Each of the following shall constitute a "Default" by Tenant:

         (a) The failure of Tenant to pay the Base Rent, or any other installment of Rent when due, and the continuance of such failure for a period of ten (10) days after receipt of written notice thereof from Landlord; provided, however, Landlord shall not be required to give such ten (10) day notice, and Tenant shall not be entitled to same, more than two (2) times during any calendar year, and any such subsequent failure during such calendar year shall be a Default by Tenant upon the occurrence thereof without any notice whatsoever to Tenant; or

         (b) Tenant shall fail to fulfill or perform, in whole or in part, any of its obligations under this Lease (other than the payment of Rent) and such failure or non-performance shall continue for a period of thirty (30) days after written notice thereof has been given by Landlord to Tenant, provided that if such failure or non-performance cannot be cured within such thirty (30) day period, such thirty (30) day period shall be extended so long as Tenant promptly commences a cure and diligently prosecutes such cure to completion; or

         (c) The entry of a decree or order by a court having jurisdiction adjudging Tenant or any guarantor to be bankrupt or insolvent or approving as properly filed a petition seeking reorganization of Tenant or guarantor under the National Bankruptcy Act, or any other similar applicable Federal or State law, or a decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or a trustee or assignee in bankruptcy or insolvency of Tenant or Guarantor or its property or for the winding up or liquidation of its affairs; or Tenant or guarantors shall institute proceedings to be adjudicated a voluntary bankruptcy or shall consent to the filing of any bankruptcy, reorganization, receivership or other proceeding against Tenant or guarantor, or any such proceedings shall be instituted against Tenant or guarantor and the same shall not be vacated within one hundred twenty (120) days after the same are commenced; or

         (d) Tenant shall make an assignment for the benefit of Tenant's creditors or admit in writing Tenant's inability to pay the debts of Tenant generally as they may become due.

         15.02. RIGHTS UPON DEFAULT BY TENANT.

         (a) This Lease and the Term and estate hereby granted and the demise hereby made are subject to the limitation that if and whenever there shall occur any event of Default, as enumerated above, Landlord may, at Landlord's option, without any additional notice or demand whatsoever (any such notice and demand being expressly waived by Tenant) and without judicial process, in addition to any other remedy or right given hereunder or by law or equity, do any one or more of the following:

                           (1) Terminate this Lease by written notice to Tenant
                  and draw upon the Letter of Credit called for in Section 4.03 of this Lease in accordance with the terms thereof, in which event Tenant shall immediately surrender possession of the Premises to Landlord;

                           (2) Terminate Tenant's right to possession of the
                  Premises under this Lease without terminating this Lease itself, by written notice to Tenant and draw upon the Letter of Credit called for in Section 4.03 of this Lease in accordance with the terms thereof, in which event Tenant shall immediately surrender possession of the Premises to Landlord; or

                           (3) Enter upon and take possession of the Premises in
                  accordance with applicable laws and expel or remove Tenant and any other occupant therefrom and draw upon the Letter of Credit called for in Section 4.03 of this Lease in accordance with the terms thereof, with or without having terminated this Lease.

         (b) Any right of Tenant, through contract, statute or otherwise, to receive notice of Landlord's intent to exercise any of Landlord's remedies hereunder is hereby waived by Tenant. Any right of Tenant through contract, statute, or otherwise to cure any Default before Landlord may exercise any of its remedies hereunder is hereby waived by Tenant (however, Tenant does not waive the cure periods in Section 15.01 above).

         (c) In the event of any Default described in subsection (b) of Section 15.01, Landlord shall have the right to enter upon the Premises in accordance with applicable laws without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action.

         (d) It is hereby expressly stipulated by Landlord and Tenant that any of the above listed actions including, without limitation, termination of this Lease, termination of Tenant's right to possession, and re-entry by Landlord, will not affect the obligations of Tenant for the unexpired Term of this Lease, including the obligations to pay unaccrued monthly rentals and other charges provided in this Lease for the remaining portion of the Term of the Lease.

         (e) Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord. No such alteration of locks or other security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any event of Default, to the aforesaid exercise of dominion over Tenant's property within the Premises. All claims for damages by reason of such re-entry and/or repossession and/or alteration of locks or other security devices in accordance with applicable laws are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process.

         Tenant agrees that any re-entry by Landlord may be pursuant to a judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings but in accordance with all applicable laws, as Landlord may elect, and Landlord shall not be liable in trespass or otherwise.

         (f) In the event Landlord elects to terminate this Lease by reason of an event of Default, then notwithstanding such termination, the Tenant shall be liable for and shall pay to the Landlord, at the address specified in Section 1.01(a) above, the sum of all Rent accrued to the date of such termination, plus, as damages, the reasonable cost of recovering and reletting the Premises for its current use (not costs of renovating for a different use), and an amount equal to the total of the Rent provided in this Lease for the remaining portion of the Term of the Lease (had such Term not been terminated by Landlord prior to the Expiration Date stated in Section 3.01), less the reasonable rental value of the Premises for such period; such amount to be discounted to present value at the rate of six percent (6%) per annum. In no event shall Tenant be liable for concessions or allowances given a replacement tenant.

         In the event Landlord elects to terminate this Lease by reason of an event of Default, in lieu of exercising the right of Landlord under the preceding paragraph, Landlord may instead hold Tenant liable for all Rent accrued to the date of such termination, plus such Rent as would otherwise have been required to be paid by Tenant to Landlord during the period following termination of the Term measured from the date of such termination by Landlord until the

Expiration Date stated in Section 3.01 (had Landlord not elected to terminate the Lease on account of such event of Default) diminished by any net sums thereafter received by Landlord through reletting the Premises during said period (after deducting reasonable expenses incurred by Landlord as provided in Section 15.03 hereof). Actions to collect amounts due by Tenant as provided for in this paragraph may be brought from time to time by Landlord during the aforesaid period, on one or more occasions, without the necessity of Landlord's waiting until expiration of such period; and in no event shall Tenant be entitled to any excess of rent obtained by reletting over and above the Rent provided for in this Lease. If Landlord elects to exercise the remedy prescribed in this paragraph, this election shall in no way prejudice Landlord's right at any time hereafter to cancel said election in favor of the remedy prescribed in the foregoing paragraph.

         (g) In the event that Landlord elects to repossess the Premises without terminating this Lease, then Tenant shall be liable for and shall pay to Landlord at the address specified in Section 1.01(a) above, all Rent accrued to the date of such repossession, plus Rent required to be paid by Tenant to Landlord during the remainder of the Term until the Expiration Date of the Term as stated in Section 3.01, diminished by any net sums thereafter received by Landlord through reletting the Premises during said period (after deducting reasonable expenses incurred by Landlord as provided in Section 15.03). Actions to collect amounts due by Tenant as provided in this paragraph may be brought from time to time by Landlord during the aforesaid period, on one or more occasions, without the necessity of Landlord's waiting until expiration of the Term and in no event shall Tenant be entitled to any excess of any rent obtained by reletting over and above the Rent provided for in this Lease.

         (h) Landlord shall exercise reasonable efforts to mitigate its damages arising from a Default of Tenant hereunder.

         15.03. EXPENSE OF REPOSSESSION. It is further agreed that, in addition to payments required pursuant to Section 15.02 above, Tenant shall compensate Landlord for all expenses incurred by Landlord in repossession (including among other expenses, the total amount of any increase in insurance premiums caused by the vacancy of the Premises).

         15.04. CUMULATIVE REMEDIES; WAIVER OR RELEASE. The remedies of Landlord and Tenant under this Lease shall be deemed cumulative and not exclusive of each other. No action, omission or commission by Landlord or Tenant, including specifically, the failure to exercise any right, remedy or recourse, shall be deemed a waiver or release of the same. A waiver or release shall exist and be effective only as set forth in a written document executed by Landlord and Tenant, and then only to the extent recited therein. A waiver or release with reference to any one event shall not be construed as continuing as to, or as a bar to, or as a waiver or a release of, any right, remedy or recourse as to any other or subsequent event.

         15.05. ATTORNEY'S FEES. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in such action (including, without limitation, all costs of appeal) and such amount shall be included in any judgment rendered in such proceeding.

         15.06. FINANCIAL STATEMENTS. Each party warrants and represents that all financial statements, operating statements or other financial data at any time given to the other are, or will be, as of their respective dates, true and correct in all material respects.

         15.07. NEGATION OF LIEN FOR RENT. Landlord hereby expressly waives and negates any and all contractual liens and security interests, statutory liens and security interests or constitutional liens and security interests arising by operation of law to which Landlord might now or hereafter be entitled on all property of Tenant now or hereafter placed in or upon the Premises (except for judgment liens that may hereafter arise in favor of Landlord). The waiver and negation contained herein shall not waive, negate or otherwise affect any unsecured claim Landlord may have.

         15.08. DEFAULT BY LANDLORD. If Landlord fails to perform or observe any covenant, term, provision or condition of this Lease, and such default should continue beyond a period of ten (10) days as to a monetary default or thirty
(30) days (or such longer period as is reasonably necessary to remedy such non-monetary default, provided Landlord shall continuously and diligently pursue such remedy at all times until such default is cured) as to a non-monetary default, after in each instance written notice thereof is given by Tenant to Landlord [and a copy of said notice is sent simultaneously therewith to any party (including without limitation a mortgagee) entitled to receive notice pursuant to Section 17.04 hereof (the "Notice Parties")] then, in any such event Tenant shall have the right to (i) cure such default, and Landlord shall reimburse Tenant for all reasonable sums expended in so curing said default (which reimbursement Tenant may effect through the withholding of Rent), and/or
(ii) commence such actions at law or in equity to which Tenant may be entitled (other than an action to terminate this Lease). Tenant shall be entitled to offset against Base Rent (provided that such offset shall be limited to twenty percent (20%) of any Base Rent installment), or to counterclaim for any amounts owed to Tenant by Landlord pursuant to this Lease, plus interest thereon at the Default Interest Rate, to the extent that such amounts remain unpaid. Notwithstanding the foregoing, Tenant may offset against all Base Rent and other Rent next coming due without limitation (and not just 20% thereof) (1) any portion of the Finish Allowance not paid by Landlord to Tenant when due in accordance with Exhibit "D-1", (2) any portion of the Security Amount not paid by Landlord to Tenant when due in accordance with Section 7.01 (e), (3) any portion of the sums owed to Tenant under Section 5.04 not paid when due, and/or
(4) any amounts determined to be Landlord's liability pursuant to Section 17.29 or in any judgment entered by a court and to which execution has not been stayed (through appeal or bond), plus interest on all such sums in (1), (2), (3) and
(4) at the Default Interest Rate. Tenant agrees that the cure of any default by any of the Notice Parties shall be deemed a cure by Landlord under this Lease. The foregoing provisions shall not limit other remedies available to Tenant under this Lease or at law or in equity.

                                   ARTICLE 16.

                               ==================

         16.01. HAZARDOUS WASTE.

         (a) The term "Environmental Law" shall mean any federal, state or local statute, regulation or ordinance or any judicial or other governmental order pertaining to the protection of health, safety or the environment. The term "Hazardous Substance" shall mean any hazardous, toxic, infectious or radioactive substance, waste and material as defined or listed by any Environmental Law and shall include, without limitation, petroleum oil and its fractions.

         (b) Tenant shall not cause or authorize any Hazardous Substance to be spilled, leaked, disposed of or otherwise released on or under the Project. Tenant may use and sell in the Project only those Hazardous Substances typically used and sold in the prudent and safe operation of the business permitted by Sections 1.01(e) and 6.01 of this Lease. Tenant may store such Hazardous Substances in the Project, but only in quantities necessary to satisfy Tenant's reasonably anticipated needs. Tenant shall comply with all Environmental Laws and exercise the highest degree of care in the use, handling and storage of Hazardous Substances and shall take all practicable measures to minimize the quantity and toxicity of Hazardous Substances used, handled or stored on the Premises.

         (c) Tenant shall immediately notify Landlord upon becoming aware of the following: (i) any spill, leak, disposal or other release of a Hazardous Substance on, under or adjacent to the Premises; (ii) any notice or communication from any governmental agency or any other person relating to any Hazardous Substance on, under or adjacent to the Premises; or (iii) any violation of any Environmental Law with respect to the Premises or Tenant's activities on or in connection with the Premises.

         (d) In the event of a spill, leak, disposal or other release of a Hazardous Substance on or under the Premises caused by Tenant or any of the Tenant-Related Parties, or the threat of the same, Tenant shall (i) immediately undertake all emergency response necessary to contain, cleanup and remove the released Hazardous Substance, (ii) promptly undertake all investigatory, remedial, removal and other response action necessary or appropriate to ensure that any Hazardous Substances contamination is eliminated as required by applicable Environmental Law, and (iii) provide Landlord copies of all correspondence with any governmental agency regarding the release (or threatened or suspected release) or the response action, a detailed report documenting all such response action, and a certification that any contamination has been eliminated. All such response action shall be performed, all such reports shall be prepared and all such certifications shall be made by an environmental consultant reasonably acceptable to Landlord.

         (e) In the event of a spill, leak, disposal or other release of a Hazardous Substance on or under the Premises caused by Landlord, or any of its contractors, agents or employees or by Landlord's previous tenants of the Premises, or the threat of the same, Landlord shall (i) immediately undertake all emergency response necessary to contain, cleanup and remove the released Hazardous Substance, (ii) promptly undertake all investigatory, remedial, removal and other response action necessary or appropriate to ensure that any Hazardous Substances contamination is eliminated as required by applicable Environmental Law, and (iii) provide Tenant copies of all correspondence with any governmental agency regarding the release (or threatened or suspected release) or the response action, a detailed report documenting all such response action, and a certification that any contamination has been eliminated. All such response action shall be performed, all such reports shall be prepared and all such certifications shall be made by an environmental consultant reasonably acceptable to Tenant.

         (f) Upon expiration of this Lease or sooner termination of this Lease for any reason, Tenant shall remove all Hazardous Substances and facilities used for the storage or handling of Hazardous Substances from the Premises and restore the affected areas by repairing any damage caused by the installation or removal of the facilities. Following such removal, Tenant shall certify in writing to Landlord that all such removal is complete.

         (g) Landlord represents and warrants to Tenant that to the best of Landlord's actual knowledge, the Premises and Project do not presently contain any Hazardous Substance. Additionally, Landlord agrees that Landlord shall not cause or authorize any Hazardous Substance to be generated, treated, stored, released or disposed of, or otherwise placed, deposited in or located on the Premises or Project by Landlord or its agents, contractors or employees, and no activity shall be taken by Landlord or its agents or employees on the Premises or Project that would cause or contribute to (x) the Premises to become a generation, treatment, storage or disposal facility within the meaning of, or otherwise bring the Premises within the ambit of Environmental Law, (y) a release or threatened release of toxic or hazardous wastes or substances, pollutants or contaminants, from the Premises or Project within the meaning of, or otherwise result in liability in connection with the Premises within the ambit of Environmental Law, or (z) the discharge of pollutants or effluents into any water source or system, the dredging or filling of any waters, or the discharge into the air of any emissions, that would require a permit under Environmental Law.

         (h) Notwithstanding the provisions of Article 14 of this Lease, it shall not be unreasonable for Landlord to withhold its consent to any assignment, sublease or other transfer of Tenant's interest in this Lease if a proposed transferee's anticipated use of the Premises involves the generation, storage, use, sale, treatment, release or disposal of any Hazardous Substance other than those typically used and sold in the prudent and safe operation of the businesses permitted by Sections 1.01(e) and 6.01 of this Lease.

         (i) Tenant shall indemnify, defend and hold harmless Landlord, its employees and agents, any persons holding a security interest in the Premises, and the respective successors and assigns of each of them from and against any and all claims, demands, liabilities, damages, fines, losses, costs (including without limitation the cost of any investigation, remedial, removal or other response action required by Environmental Law) and expenses (including without limitation reasonable attorneys' fees and expert fees in connection with any trial, appeal, petition for review or administrative proceedings) arising out of or in any way relating to the use, treatment, storage, generation, transport, release, leak, spill, disposal or other handling of Hazardous Substances on the Premises by Tenant or any Tenant-Related Parties. Tenant's obligations under this paragraph shall survive the expiration or termination of this Lease for any reason. Landlord's rights under this paragraph are in addition to and not in lieu of any other rights or remedies to which Landlord may be entitled under this Lease or otherwise.

         (j) Landlord shall indemnify, defend and hold harmless Tenant and its employees and agents and the respective successors and assigns of each of them from and against any and all claims, demands, liabilities, damages, fines, losses, costs (including without limitation the cost of any investigation, remedial, removal or other response action required by Environmental Law) and expenses (including without limitation attorneys' fees and expert fees in connection with any trial, appeal, petition for review or administrative proceeding) arising out of or in any way relating to the actual or alleged use, treatment, storage, generation, transport, release, leak, spill, disposal or other handling of Hazardous Substances on the Premises by Landlord, or any of its contractors, agents or employees or by Landlord's previous tenants of the Premises. Landlord's obligations under this paragraph shall survive the expiration or termination of this Lease for any reason. Tenant's rights under this paragraph are in addition to and not in lieu of any other rights or remedies to which Tenant may be entitled under this Agreement or otherwise.

         (k) All representations, warranties and indemnities contained in this
Article 16 shall survive the termination of this Lease.

                                   ARTICLE 17.

                               ==================

         17.01. SUBSTITUTE PREMISES. Deleted intentionally.

         17.02. ESTOPPEL LETTERS. Within ten (10) business days after the written request of either Landlord or Tenant, the other party will execute, from time to time, either an estoppel certificate or a three-party agreement among Landlord, Tenant and any third party certifying, to the best of such party's knowledge and belief, to such facts (if true) as Landlord or Tenant, as the case may be, or such third party, may reasonably require in connection with the business dealings of the parties and the status of certain matters pertaining to this Lease.

         17.03. HOLDOVER.

         Subject to the provisions of subsection (b) below, if Tenant shall remain in possession of the Premises after the expiration or earlier termination of this Lease, Tenant will be deemed to be a tenant at sufferance and shall be subject to immediate eviction and removal and shall pay for each month or partial month of holdover period as rent an amount equal to the greater of (i) one hundred fifty percent (150%) of the then actual rental rate prevailing on the date of such termination or expiration, or (ii) one hundred fifty percent (150%) of the prevailing then actual market rental rate for the Premises on the date of such expiration or termination. The remaining in possession by Tenant or the acceptance by Landlord of the payment of said rent shall not be construed as an extension or renewal of this Lease unless extended by Landlord pursuant to the preceding sentence. Tenant shall indemnify Landlord against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Premises effective upon the termination of this Lease.

         17.04. NOTICE. Any notice or communication required or permitted in this Lease shall be given in writing, sent by (i) personal delivery, (ii) expedited delivery service with proof of delivery, or (iii) United States registered or certified mail, return receipt requested, addressed as provided in
Section 1.01(a) or to such other address or to the attention of such other person as shall be designated from time to time in writing by the applicable party and sent in accordance herewith. Any such notice or communication shall be deemed to have been delivered, whether actually received or not, four (4) business days following deposit in the US Mail, postage paid, certified or return receipt requested at the address and in the manner provided herein, or any such notice or communication shall have been deemed to have been given as of the date so delivered and actually received at the address and in the manner provided herein in the case of personal delivery. Either party shall have the right to change its address to which notices shall thereafter be sent and the party to whose attention such notice shall be directed by giving the other party notice thereof in accordance with the provisions of this Section 17.04. Additionally, each of Landlord and Tenant may designate up to four (4) additional addresses to which copies of all notices shall be sent. Notwithstanding anything contained in this Section 17.04 to the contrary, any notice regarding a party's change of address or designation of additional addressees shall become effective only upon ten (10) days prior notice thereof.

         17.05. RULES AND REGULATIONS. Tenant, as well as any permitted assignee or sublessee, will comply with Building Rules adopted by Landlord, which are set forth in Exhibit "C" attached hereto and made a part hereof for all purposes. Landlord shall have the right to change such Building Rules or to amend them in any reasonable manner for the safety, care and cleanliness of the Project, and the Premises, and for preservation of good order therein, subject to Tenant's approval (which approval shall not be unreasonably withheld) all of which changes and amendments will be sent by Landlord to Tenant in writing and shall be thereafter binding upon, carried out and observed by Tenant. Tenant shall exercise diligent efforts to cause compliance with such Building Rules by the employees, servants, agents and invitees of Tenant. If the Building Rules and the terms of this Lease conflict, the terms of this Lease shall control. Landlord shall enforce the Building Rules in a uniform manner.

         17.06. LANDLORD'S LIABILITY. If Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Project and neither Landlord nor its partners, directors, shareholders, agents or employees shall be liable for any deficiency, it being agreed that Landlord shall never be personally liable for any such judgment. Landlord's interest in the Project shall include all insurance proceeds, condemnation awards, and sales and refinancing proceeds.

         17.07. AMERICANS WITH DISABILITIES ACT AND TEXAS ARCHITECTURAL BARRIERS ACT. Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant agree that the responsibility for compliance with the Americans with Disability Act of 1990 ("ADA") shall be allocated as follows: (i) Landlord shall be responsible for compliance with the provisions of Title III of ADA for all exterior and interior areas of the Building not included within the Premises and for the restrooms in the Premises and all structural alternations necessary to cause the Premises to comply with the ADA; (ii) Landlord shall be responsible for the compliance with the provisions of Title III of ADA for any construction, renovations, alterations and repairs made by Landlord, its agents or contractors; (iii) Tenant shall be responsible for compliance with the provisions of Title III of the ADA in the Premises for any construction, renovations, alterations and repairs made within the Premises if such construction, renovations and repairs are made by Tenant, its employees, agents or contractors (except for the restrooms and any structural alternations in the Premises, which are Landlord's responsibility under this Lease); and (iv) except for the restrooms and any structural alterations, which are Landlord's responsibility under this Lease, Tenant shall be responsible for causing the interior of the Premises to comply with the provisions of Title III of the ADA.

         17.08. AUTHORIZATION. If either party signs as a corporation, each of the persons executing this Lease on behalf of such party represents and warrants that it is a duly organized and existing corporation, that it has and is qualified to do business in Texas, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions. If either party is a general partnership, limited partnership, trust, or other legal entity, each individual executing this Lease on behalf of said entity represents and warrants that he or she is duly authorized to execute this Lease on behalf of such entity and in accordance with such entity's governing instruments, and that this Lease is binding upon such entity. Upon either party's request, the other party shall furnish such party with proper proof of due authorization for its execution of this Lease.

         17.09. BROKERS. Except as provided in that certain Professional Services Fee Agreement dated January 30, 1999 (as amended by that certain letter agreement dated March 11, 1999) by and between Landlord and the brokers in
Section 1.10(n) ("Brokers") pursuant to which Landlord has agreed to pay a real estate brokerage fee upon the terms described therein, Tenant represents that it has not engaged, and owes no fee to, any other broker, agent or similar party with respect to the transactions contemplated by this Lease. Accordingly, Tenant agrees to indemnify and hold harmless Landlord from and with respect to any other claims for a brokerage fee, finder's fee or similar payment with respect to this Lease which is made by any party claiming by, through or under Tenant (other than the Brokers). Similarly, Landlord agrees to indemnify and hold harmless Tenant from and with respect to any claims for a brokerage fee, finder's fee or similar payment with respect to this Lease which is made by Brokers or any party claiming by, through or under Landlord.

         17.10. MEMORANDUM OF LEASE. Tenant shall not record this Lease. Notwithstanding the foregoing, Landlord and Tenant shall enter into the Memorandum of Lease attached hereto as Exhibit "I" for the purpose of recording the same, and Tenant may, at Tenant's expense, record the same.

         17.11. PARKING. Exhibit "F" attached hereto sets forth the agreements between Landlord and Tenant relating to the Parking Facilities.

         17.12. TIME OF ESSENCE. Time is of the essence of this Lease and all of its provisions in which performance is a factor.

         17.13. ENTIRE AGREEMENT. This Lease, including the Exhibits and Riders attached hereto (which Exhibits and Riders are hereby incorporated herein and shall constitute a portion hereof)and the Development Agreement, contain the entire agreements between Landlord and Tenant with respect to the subject matters hereof. Landlord acknowledges that Tenant has certain rights in the Development Agreement to terminate this Lease and the Development Agreement does contain restrictions on sale or conveyance of the Project, which rights and restrictions are binding on Landlord and any successors and assigns of Landlord.

         17.14. AMENDMENT. Any agreement hereafter made between Landlord and Tenant shall be ineffective to modify, release or otherwise affect this Lease, in whole or in part, unless such agreement is in writing and signed by the party to be bound thereby.

         17.15. SEVERABILITY. If any term or provision of this Lease shall, to any extent, be held invalid or unenforceable by a final judgment of a court of competent jurisdiction, the remainder of this Lease shall not be affected thereby.

         17.16. SUCCESSORS. This Lease shall bind and inure to the benefit of the respective heirs, legal representatives, successors, and assigns of the parties hereto.

         17.17. CAPTIONS. The captions in this Lease are inserted only as a matter of convenience and for reference only and they in no way define, limit, or describe the scope of this Lease or the intent of any provisions hereof.

         17.18. NUMBER AND GENDER. All genders used in this Lease shall include the other genders, the singular shall include the plural, and the plural shall include the singular, whenever and as often as may be appropriate.

         17.19. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Texas.

         17.20. CHANGES TO THE PROJECT. No material changes shall be made to the location, configuration, layout or design of the Building, Common Areas, Parking Facilities, the Premises or any aspect of the Project without Tenant's prior written consent which shall not be unreasonably withheld, conditioned or delayed (except as they relate to the Premises or as otherwise provided in Section 1.01(p), which may be withheld in Tenant's sole discretion)

         17.21. NO PRESUMPTION AGAINST DRAFTER. Landlord and Tenant understand, agree and acknowledge that: (i) this lease has been freely negotiated by both parties; and (ii) that in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this lease or any of its terms or conditions, there shall be no inference, presumption or conclusion drawn whatsoever against either party by virtue of that party having drafted this lease or any portion thereof.

         17.22. EXAMINATION OF LEASE. Submission by Landlord of this instrument to Tenant for examination or signature does not constitute a reservation of or option for lease. This Lease will be effective as a lease or otherwise only upon execution by and delivery to both Landlord and Tenant.

         17.23. DEFINED TERMS AND MARGINAL HEADINGS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as singular. If more than one person is named as Tenant, the obligations of such persons are joint and several. The headings and titles to the articles, sections and subsections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease.

         17.24. NO REPRESENTATIONS. Landlord and Landlord's agents have made no warranties, representations or Promises (express or implied) with respect to the Premises, the Building or any other part of the Property (including, without limitation, the condition, use or suitability of the Premises, the Building or the Property), except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

         17.25. IMPROVEMENTS ON ADJACENT LAND. In no event may any improvements be located on the portion of Adjacent Land which is owned by Landlord or any affiliate of Landlord closer to the Building or any subsequent building leased by Tenant on the Adjacent Land than the improvements shown on the site plan attached hereto as Exhibit "B-2".

         17.26 SURVIVAL OF INDEMNITIES. Each indemnity agreement and hold harmless agreement contained herein shall survive the expiration or termination of this Lease with respect to events which occurred prior to such termination or expiration of this Lease.

         17.27. COMPETITORS OF TENANT. Except in the exercise of Landlord's remedy to repossess the entire Premises upon the default of Tenant hereunder, Landlord shall not lease or grant any rights to occupy any space in the Project to any person or entity other than Tenant and the management company for the Building which shall be permitted to lease only the management office (which may only be used and occupied for such purpose). The foregoing does not limit Tenant's rights under Section 14.01 of this Lease.


         17.28. FIRST OFFER ON SALE.

         (a) If at any time during the Term, Landlord desires to sell all or any portion of the Project, Landlord shall notify Tenant in writing (the "Sale Notice") of the terms upon which Landlord is willing to sell such portion of the Project. Tenant shall thereupon have the prior right and option to purchase such portion of the Project ("ROFO") at the price and on the terms and conditions stated in the Sale Notice. Nothing contained herein shall prohibit Landlord from having discussions with other prospective purchasers of such portion of the Project. Tenant may exercise the ROFO by giving Landlord written notice thereof (the "Exercise Notice") within fifteen (15) calendar days after the date of receipt by Tenant of the Sale Notice.

         (b) In the event Tenant effectively exercises its ROFO under Section 17.28(a) hereof, Tenant and Landlord shall, within twenty (20) business days following Landlord's receipt of the Exercise Notice, execute a contract of sale (the "Tenant Contract") at the same price and upon the same terms and conditions as stated in the Sale Notice.

         (c) Should Tenant fail to deliver the Exercise Notice pursuant to
Section 17.28(a) hereof, Tenant's ROFO shall be deemed waived, and Landlord shall thereafter be entitled to sell such portion of the Project to any third party upon the ROFO Terms (hereinafter defined). "ROFO Terms" shall mean terms no less favorable to Landlord than the terms and conditions contained in the Sale Notice, however, the purchase price may be up to five percent (5%) less than that set forth in the Sale Notice.

         (d) Notwithstanding the provisions of subparagraph (c) hereof, if Landlord does not subsequently enter into a contract of sale with a third party on the ROFO Terms within two hundred seventy (270) days after the Sale Notice, or consummate the sale of such portion of the Project to such third party upon ROFO Terms within three hundred sixty (360) days after the Sale Notice, then Landlord may not sell such portion of the Project unless it again offers such portion of the Project to Tenant pursuant to this Section 17.28.

         (e) Notwithstanding any other provision of this Section 17.28, Tenant's ROFO shall not apply to any of the following transactions: (i) any sale or transfer of all or any portion of the Project or any interest therein to any affiliate of the Landlord; (ii) any sale or transfer in connection with permanent or interim financing for the Project, including any sale/leaseback, joint venture or other similar arrangement; and (iii) the granting of any mortgage or other lien, or any conveyance with respect thereto by foreclosure, deed in lieu of foreclosure or the like. Any of the above mentioned transactions shall not terminate Tenant's ROFO, but such ROFO shall thereafter continue to bind the transferee.

         (f) Tenant's ROFO is not continuing in nature, and Landlord shall have no obligation to re-offer to Tenant except as set forth in subparagraph (d) above.

         17.29 ARBITRATION.

         (a) Either Landlord or Tenant may require that any dispute under this Lease be submitted to arbitration pursuant to this Section 17.29. All arbitrations shall occur at a location in Dallas, Texas chosen by the arbitrators and shall be conducted pursuant to the Arbitration Rules for the Real Estate Industry (effective on May 1, 1994, and as subsequently amended) of the American Arbitration Association (or the successor organization, or if no such successor organization exists, then from an organization composed of persons of similar professional qualifications). To the extent the provisions of this Section 17.29 vary from or are inconsistent with the Arbitration Rules for the Real Estate Industry (effective on May 1, 1994, and as subsequently amended) of the American Arbitration Association or any other arbitration tribunal, the provisions of this Section 17.29 shall govern. All arbitrations will be governed by the provisions of this Section 17.29, the Arbitration Rules for the Real Estate Industry (effective on May 1, 1994, and as subsequently amended) of the American Arbitration Association (to the extent not inconsistent with this Section 17.29), and the laws of the State of Texas (to the extent not inconsistent with any of the foregoing). The party desiring such arbitration shall give notice to that effect to the other party and simultaneously therewith also shall give notice to the director (the "Director") of the Dallas, Texas regional office of the American Arbitration Association (or the successor organization, or if no such successor organization exists, then from an organization composed of persons of similar professional qualifications), requesting such organization to select, as soon as possible but in any event within the next thirty (30) days, three neutral arbitrators with, if reasonably possible, recognized expertise in the subject matter of the arbitration. At the request of either party, the arbitrators shall authorize the service of subpoenas for the production of documents or attendance of witnesses. Within thirty (30) days after their appointment, the arbitrators so chosen shall hold a hearing at which each party may submit evidence, be heard and cross-examine witnesses, with each party having at least ten (10) days' advance notice of the hearing. The hearing shall be conducted such that each of Landlord and Tenant shall have reasonably adequate time to present oral evidence or argument, but either party may present whatever written evidence it deems appropriate prior to the hearing (with copies of any such written evidence being sent to the other party). In the event of the failure, refusal or inability of any arbitrator to act, a new arbitrator shall be appointed in his stead, which appointment shall be made in the same manner as hereinbefore provided. The decision of the arbitrators so chosen shall be given within a period of thirty (30) days after the conclusion of such hearing and shall be accompanied by conclusions of law and findings of fact. The decision in which any two arbitrators so appointed and acting hereunder concur shall in all cases be binding and conclusive upon the parties and shall be the basis for a judgment entered in any court of competent jurisdiction. The fees and expenses of arbitration under this Section 17.29 shall be


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

apportioned to Landlord and Tenant in such a manner as decided by the arbitrators. Landlord and Tenant may at any time by mutual written agreement discontinue arbitration proceedings and themselves agree upon any such matter submitted to arbitration.

         (b) Notwithstanding anything to the contrary contained in subsection
(a) above, if the purpose of the arbitration is to determine the Extension Rental Rate under Rider 1, then the provisions of Rider 1 shall apply.

         17.30. EXTENSION AND ADDITIONAL RIGHTS AND OPTIONS. Deleted Intentionally.

         17.31 TAX PROTESTS. Tenant has no right to protest the real estate tax rate assessed against the Project and/or the appraised value of the Project determined by any appraisal review board or other taxing entity with authority to determine tax rates and/or appraised values (each a "Taxing Authority"). Tenant hereby knowingly, voluntarily and intentionally waives and releases any right, whether created by law or otherwise, to (a) file or otherwise protest before any Taxing Authority any such rate or value determination even though Landlord may elect not to file any such protest; (b) receive, or otherwise require Landlord to deliver, a copy of any reappraisal notice received by Landlord from any Taxing Authority; and (c) appeal any order of a Taxing Authority which determines any such protest. The foregoing waiver and release covers and includes any and all rights, remedies and recourse of Tenant, now or at any time hereafter, under Section 41.413 and Section 42.015 of the Texas Tax Code (as currently enacted or hereafter modified) together with any other or further laws, rules or regulations covering the subject matter thereof. Tenant acknowledges and agrees that the foregoing waiver and release was bargained for by Landlord and Landlord would not have agreed to enter into this Lease in the absence of this waiver and release. Notwithstanding any such waiver and release, if Tenant files or otherwise appeals any such protest, then Tenant will be in breach under this Lease.

                  Landlord shall have the exclusive right to protest the real estate tax rate assessed against the Project and/or the appraised value of the Project determined by any Taxing Authority. However, notwithstanding anything to the contrary contained in this Lease, Landlord shall upon the request of Tenant to do so from time to time, make such a protest. Landlord shall diligently monitor the taxes assessed against the Project as well as the assessed valuation thereof and shall seek such abatements or other tax benefits or relief for the Project in the exercise of Landlord's prudent business judgment, subject to the rights of Tenant under the preceding sentence. Nothing contained herein shall restrict Tenant from negotiating with tax authorities to effect tax savings on property owned by Tenant or tax rebates with respect to the Project.

         17.32 CONSENTS. Except as stated to the contrary elsewhere in this Lease, in every instance in which either Landlord or Tenant is required to give its consent or approval, such consent or approval shall not be unreasonably withheld or delayed.

         17.33 CCR AMENDMENTS. So long as Landlord or an affiliate of Landlord is Declarant under the CCR, and so long as Tenant either retains or has exercised its option to rent Building 2, Landlord shall not, without Tenant's prior written consent, vote for an action or an amendment to the CCR or authorize or take action (or if Landlord or an affiliate of Landlord is no longer Declarant under the CCR, vote for an action or an amendment to the CCR) under the CCR which will result in:

                  (a) An increase in Quarterly Assessments or Special Assessments passed through to Tenant as an Operating Expense Increase resulting from:

                           (i) Increase in the size in land area of the Common Facilities.

                           (ii)     A change in method of allocation of
                                    assessments resulting from a modification of the CCR.

                  (b) A material degradation of the appearance, usefulness or First Class Building Standards of the Common Facilities.


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

                  (c) an increase in the Quarterly Assessments passed through to Tenant as an Operating Expense Increase in any calendar year by more than ten percent (10%) of the Quarterly Assessments for the prior calendar year resulting from construction of additional improvements or modification of existing improvements within the Common Facilities (except as may be required by governmental or judicial decision or governmental law).

                  (d) the construction of any improvements between the Building and the lake comprising a part of the Common Facilities.

         Additionally, Landlord agrees to consult with Tenant in good faith regarding all matters related to the CCR or Common Facilities. Further, if Tenant requests that any particular Common Facilities be installed from time to time, Landlord will consider such request in good faith.

Nothing contained in this Section 17.33 shall be construed so as to prevent Declarant from initiating or supporting a modification of the Zoning Ordinance, as defined in the CCR, to allow the development of attached residential and mixed use commercial/residential buildings and/or retail/commercial free standing buildings.

         17.34 MANAGEMENT. Landlord agrees to consider in good faith (i) any complaints of Tenant regarding the individual who is the on-site property management representative and (ii) any request by the Tenant to replace such individual. Landlord and Tenant shall establish a reasonably detailed protocol between Tenant's facilities manager and the on-site property management representative which protocol should include the office, home, fax and "beeper" numbers for such people and additional people and telephone numbers to contact in the event such managers are unavailable. Such protocol shall be updated upon the request of either Landlord or Tenant.

         17.35 DEFAULT INTEREST. All sums owed by Landlord to Tenant under this Lease and not paid on or prior to the date due thereof shall bear interest from the date due thereof until payment is received at a per annum rate (the "Default Interest Rate") equal to the lesser of (i) the prime rate announced by Chase Manhattan Bank, New York, New York, or its successor (the "Prime Rate"), from time to time (or if the Prime Rate is discontinued, the rate announced as that being charged to said bank's most creditworthy commercial borrowers) plus three percent (3%), or (ii) the maximum contract interest rate per annum allowed by law; provided, however, with respect to the first three (3) times per calendar year that such sum is not paid on or prior to the date due by Landlord, no interest shall be payable with respect to such late payments by such party unless such payments are more than five (5) days late and then such past due payments shall bear interest from the sixth (6th) day after the due date thereof until payment is received.

         17.36 VACATING THE PREMISES. If none of the Premises are occupied by Tenant or its permitted assignee or sublessees (or any combination thereof) after the Commencement Date (i.e., the Premise are 100% vacant) for longer than 180 consecutive days, even though Tenant continues to pay the stipulated Rent and is not otherwise in default under this Lease, and Tenant or its permitted assignee or subtenants (or any combination thereof) fails to re-occupy a portion of the same (Tenant not being obligated to re-occupy all of the Premises) within 90 days after notice from Landlord (which notice may only be furnished by Landlord after the expiration of the aforementioned 180 day period), then from and after the expiration of said 90 day notice period Landlord may terminate this Lease as to (and only as to) all of the Premises without declaring Tenant in default under this Lease (and Section 15.01 shall not be applicable thereto), by delivering written notice to Tenant. Space which is vacated on account of bona fide remodeling or due to force majeure shall not be deemed unoccupied for purposes of this Section 17.36.


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


         IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

LANDLORD:                                        TENANT:

COLINAS CROSSING LP,                             i2 Technologies, Inc.,
a Delaware limited partnership                   a Delaware corporation

By:  Steven A. Means Interests, Inc.,            By: /s/ W. M. Beecher
     a Texas corporation,                        Name: W. M. Beecher
     a general partner                           Title: Vice President


     By: /s/ Steven A. Means
     Name: Steven A. Means
     Title: President





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